SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to § 240.14a-12

NORTEL NETWORKS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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[LOGO]

Nortel Networks Corporation 8200 Dixie Road, Suite 100 Brampton ON L6T 5P6 • Canada

                   L.R. Wilson
Chairman of the Board

March 10, 2003

Dear Shareholder:

On behalf of the board of directors and the management of Nortel Networks Corporation, I invite you to attend our 2003 annual and special meeting of shareholders. The meeting will be held at the Ottawa Congress Centre, Congress Hall — 3rd Level, 55 promenade du Colonel By Drive, Ottawa, Ontario at 10:00 a.m. (local time) on Thursday, April 24, 2003. We have enclosed the notice of meeting, proxy circular and proxy statement, and form of proxy for the meeting.

We want all shareholders to be represented at the meeting. If you are unable to attend the meeting, please complete, date, and sign the form of proxy, and return it in the enclosed envelope or by facsimile. Alternatively, you can communicate your voting instructions over the Internet by following the instructions contained in the enclosed proxy circular and proxy statement. Even if you plan to attend the meeting, you can conveniently express your views in advance by returning a completed form of proxy or by voting over the Internet.

We look forward to seeing you at the meeting.

Yours truly,

L.R. Wilson

8200 Dixie Road, Suite 100
Brampton ON L6T 5P6 • Canada

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Notice of Annual and Special Meeting of Shareholders of
Nortel Networks Corporation

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of Nortel Networks Corporation (the “Company”) will be held at the Ottawa Congress Centre, Congress Hall — 3rd Level, 55 promenade du Colonel By Drive, Ottawa, Ontario at 10:00 a.m. (local time) on Thursday, April 24, 2003 for the following purposes:

(1)	to receive the Company’s audited consolidated financial statements for the year ended December 31, 2002 and the related report of the auditors;

(2)	to elect the Company’s directors;

(3)	to appoint Deloitte & Touche LLP as the Company’s independent auditors;

(4)	to consider and, if deemed appropriate, adopt, with or without variation, a special resolution (the full text of which is reproduced as Schedule A to the accompanying proxy circular and proxy statement) approving an amendment to the Company’s restated articles of incorporation to consolidate its issued and outstanding common shares on the basis of a ratio within the range of one post-consolidation common share for every five pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares, with the ratio to be selected and implemented by the Company’s board of directors in its sole discretion at any time prior to April 15, 2004;

(5)	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Schedule B to the accompanying proxy circular and proxy statement) to approve the reconfirmation and amendment of the Company’s shareholder rights plan;

(6)	to consider the three shareholder proposals set forth in Schedule C to the accompanying proxy circular and proxy statement; and

(7)	to transact such other business as may properly be brought before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Deborah J. Noble
Corporate Secretary
Nortel Networks Corporation
Brampton, Ontario
February 28, 2003

YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR AND PROXY STATEMENT. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 10:00 A.M. EASTERN DAYLIGHT SAVING TIME ON WEDNESDAY, APRIL 23, 2003. THE TRANSFER AGENT’S ADDRESS IS: COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, TORONTO, ONTARIO, CANADA M5J 2Y1.

PROXY CIRCULAR AND PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
VOTING OF PROXIES
Registered Shareholders
Non-Registered Shareholders
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS
VOTING SHARES
FINANCIAL STATEMENTS AND AUDITORS’ REPORT
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2004 ANNUAL MEETING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2002
Aggregate Option Exercises in 2002 and Year-End Option Values
Long-Term Incentive Plans — Awards in Last Fiscal Year
Pension Plans
CERTAIN EMPLOYMENT ARRANGEMENTS
INDEBTEDNESS OF MANAGEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
JOINT BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED
Compensation Philosophy and Objectives
Base Salary
Short Term Incentives
Long Term Incentives
2002 Compensation for the President and Chief Executive Officer
SHAREHOLDER RETURN PERFORMANCE GRAPH
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
INDEMNIFICATION
COMPENSATION OF DIRECTORS
JOINT CORPORATE GOVERNANCE REPORT OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED
AUDITOR INDEPENDENCE
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION
APPOINTMENT OF AUDITORS
PROPOSED CONSOLIDATION OF SHARE CAPITAL
General
Background and Reasons for the Share Consolidation
Certain Risks Associated with the Share Consolidation
Principal Effects of the Share Consolidation
Procedure for Implementing the Share Consolidation
No Dissent Rights
Certain Canadian Federal Income Tax Considerations
Certain United States Federal Income Tax Considerations
Vote Required and Recommendation of Board of Directors
RECONFIRMATION AND AMENDMENT OF SHAREHOLDER RIGHTS PLAN
Objectives of the Rights Plan
Terms of the Amended and Restated Shareholder Rights Plan
Amendments to the Original Rights Plan
Vote Required and Recommendation of Board of Directors
SHAREHOLDER PROPOSALS
INFORMATION CONCERNING THE COMPANY
DIRECTORS’ APPROVAL
EXHIBIT I NORTEL NETWORKS CORPORATION AUDIT COMMITTEE MANDATE
SCHEDULE A SHARE CONSOLIDATION SPECIAL RESOLUTION
SCHEDULE B SHAREHOLDER RIGHTS PLAN RESOLUTION
SCHEDULE C SHAREHOLDER PROPOSALS

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PROXY CIRCULAR AND PROXY STATEMENT

PROXY CIRCULAR AND PROXY STATEMENT	1
SOLICITATION AND REVOCATION OF PROXIES	1
VOTING OF PROXIES	2
Registered Shareholders	2
Non-Registered Shareholders	2
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS	3
VOTING SHARES	3
FINANCIAL STATEMENTS AND AUDITORS’ REPORT	4
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2004 ANNUAL MEETING	4
ELECTION OF DIRECTORS	5
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	7
Section 16(a) Beneficial Ownership Reporting Compliance	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Option Grants in 2002	12
Aggregate Option Exercises in 2002 and Year-End Option Values	13
Long-Term Incentive Plans — Awards in Last Fiscal Year	14
Pension Plans	14
CERTAIN EMPLOYMENT ARRANGEMENTS	16
INDEBTEDNESS OF MANAGEMENT	17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
JOINT BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED	18
Compensation Philosophy and Objectives	19
Base Salary	20
Short Term Incentives	20
Long Term Incentives	21
2002 Compensation for the President and Chief Executive Officer	22
SHAREHOLDER RETURN PERFORMANCE GRAPH	22
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	23
INDEMNIFICATION	24
COMPENSATION OF DIRECTORS	24
JOINT CORPORATE GOVERNANCE REPORT OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED	25
AUDITOR INDEPENDENCE	33
Audit Fees	34
Audit-Related Fees	34
Tax Fees	34
All Other Fees	34
REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION	35
APPOINTMENT OF AUDITORS	35
PROPOSED CONSOLIDATION OF SHARE CAPITAL	36
General	36
Background and Reasons for the Share Consolidation	36
Certain Risks Associated with the Share Consolidation	37
Principal Effects of the Share Consolidation	38
Procedure for Implementing the Share Consolidation	41

No Dissent Rights	41
Certain Canadian Federal Income Tax Considerations	41
Certain United States Federal Income Tax Considerations	42
Vote Required and Recommendation of Board of Directors	42
RECONFIRMATION AND AMENDMENT OF SHAREHOLDER RIGHTS PLAN	42
Objectives of the Rights Plan	43
Terms of the Amended and Restated Shareholder Rights Plan	44
Amendments to the Original Rights Plan	49
Vote Required and Recommendation of Board of Directors	50
SHAREHOLDER PROPOSALS	51
INFORMATION CONCERNING THE COMPANY	51
DIRECTORS’ APPROVAL	51
EXHIBIT I — NORTEL NETWORKS CORPORATION AUDIT COMMITTEE MANDATE	1
SCHEDULE A — SHARE CONSOLIDATION SPECIAL RESOLUTION	A-1
SCHEDULE B — SHAREHOLDER RIGHTS PLAN RESOLUTION	B-1
SCHEDULE C — SHAREHOLDER PROPOSALS	C-1

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton ON L6T 5P6 • Canada

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PROXY CIRCULAR AND PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

     THIS SOLICITATION IS BEING MADE BY THE MANAGEMENT AND BOARD OF DIRECTORS OF NORTEL NETWORKS CORPORATION. WE WANT ALL OF THE COMPANY’S SHAREHOLDERS TO VOTE AT THE COMPANY’S ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS. THE MEETING WILL BE HELD AT THE OTTAWA CONGRESS CENTRE, CONGRESS HALL — 3RD LEVEL, 55 PROMENADE DU COLONEL BY DRIVE, OTTAWA, ONTARIO AT 10:00 A.M. (LOCAL TIME) ON THURSDAY, APRIL 24, 2003. WE HAVE ENCLOSED A FORM OF PROXY THAT WE ARE SOLICITING AND THAT YOU CAN USE FOR VOTING AT THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS OF THE MEETING.

     We may solicit proxies by telephone, facsimile, e-mail, or mail. The Company will pay the cost for such solicitation. Directors and/or employees of the Company may conduct personal solicitations. Directors and employees will not receive any additional compensation for such activity. The Company will, upon request, pay brokers and certain other persons who hold the Company’s common shares for others, their reasonable expenses for sending proxy materials to the beneficial owners of the Company’s common shares. The principal executive offices of the Company are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6.

     THREE OF OUR CURRENT DIRECTORS AND OFFICERS ARE NAMED AS YOUR PROXYHOLDERS AT THE MEETING ON THE ENCLOSED FORM OF PROXY. YOU MAY APPOINT A DIFFERENT PERSON OR COMPANY (WITH APPROPRIATE DOCUMENTATION), WHO DOES NOT HAVE TO BE A SHAREHOLDER, AS YOUR PROXYHOLDER AT THE MEETING BY INSERTING THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE. YOU CAN ALSO PREPARE YOUR OWN PROXY PROVIDED THAT IT IS IN THE PROPER FORM. IF YOU PREPARE YOUR OWN PROXY, IT MUST BE IN WRITING AND MUST BE SIGNED BY YOU OR BY YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING.

     YOU MAY REVOKE A PROXY GIVEN BY YOU. A REVOCATION MUST BE IN WRITING AND MUST BE SIGNED BY YOU OR YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING OR IN ANY OTHER MANNER PERMITTED BY LAW. REVOCATIONS SHOULD BE DELIVERED TO THE ATTENTION OF THE CORPORATE SECRETARY AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES AT 8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA L6T 5P6, OR TO COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA M5J 2Y1, ATTENTION: PROXY DEPARTMENT, NO LATER THAN 10:00 A.M. EASTERN DAYLIGHT SAVING TIME ON WEDNESDAY, APRIL 23, 2003, OR TO THE CHAIRMAN OF THE MEETING ON THE MEETING DAY, BUT BEFORE THE START OF THE MEETING.

     All dollar amounts in this document are in United States dollars unless otherwise stated. All information contained in this document is as of February 28, 2003 unless otherwise indicated.

     The notice of meeting, this document, and the form of proxy will be mailed commencing on or about March 10, 2003 to registered holders of the Company’s common shares as at the close of business on March 7, 2003, the record date for the annual and special meeting.

     Three persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than ten percent in number of the outstanding shares of the Company carrying voting rights at the meeting will constitute a quorum for the meeting.

VOTING OF PROXIES

Registered Shareholders

     If you are a registered shareholder, there are two methods by which you can vote your shares at the Company’s annual and special meeting, namely in person at the meeting or by proxy. If you wish to vote in person at the meeting, do not complete or return the form of proxy included with this document. Your vote will be taken and counted at the meeting. If you do not wish to attend the meeting or do not wish to vote in person, properly complete and deliver a form of proxy and the common shares represented by your proxy will be voted or withheld/abstained from voting, in accordance with your instructions as indicated in your form of proxy, on any ballot that may be called at the meeting.

     As a registered shareholder, you may vote by proxy by one of the following three methods: (i) mail; (ii) facsimile; and (iii) the Internet. The methods for using each of these procedures are described below.

Voting By Mail. You may vote by mail by completing, dating and signing the enclosed form of proxy and returning it using the envelope provided. The form of proxy must be received by Computershare Trust Company of Canada, the Company’s transfer agent, no later than 10:00 a.m. Eastern Daylight Saving Time on Wednesday, April 23, 2003.

Voting By Facsimile. You may vote by facsimile by completing, dating and signing the enclosed form of proxy and returning it by facsimile to Computershare Trust Company of Canada at 1-866-249-7775 (toll free within Canada and the United States) or
416-263-9524 (outside Canada and the United States). The form of proxy must be received no later than 10:00 a.m. Eastern Daylight Saving Time on Wednesday, April 23, 2003.

Internet Voting. You may vote over the Internet by accessing www.computershare.com/ca/proxy and following the proxy login and voting procedures described for our meeting. In order to verify your identity, you will be asked to provide the Holder Account Number and Proxy Access Number (PAN) located on the enclosed form of proxy (or if you have previously consented to electronic delivery by
e-mail, on the e-mail notice provided to you). Your voting instructions will then be conveyed electronically over the Internet. Registered shareholders may vote (and revoke a previous vote) over the Internet at any time before 10:00 a.m. Eastern Daylight Saving Time on Wednesday, April 23, 2003.

     A proxy must be in writing and must be executed by you as registered shareholder or by your attorney authorized in writing or, if the registered shareholder is a corporation or other legal entity, by an authorized officer or attorney.

     If you complete and return a blank proxy, your shares will be voted: (i) in favor of the persons we nominate for director; (ii) in favor of the appointment of Deloitte & Touche LLP as the Company’s independent auditors; (iii) in favor of the special resolution to amend the Company’s restated articles of incorporation to consolidate its issued and outstanding common shares; (iv) in favor of the resolution to approve the reconfirmation and amendment of the Company’s shareholder rights plan; and (v) against each of the three shareholder proposals set forth in Schedule C hereto.

     The person to whom you give your proxy will decide how to vote on amendments or variations to the matters of business described above and on any additional or different matters that may properly come up for a vote at the meeting. We are not aware of any such amendment, variation or additional or different matters.

     For the purpose of voting by proxy, proxies marked as “WITHHOLD/ABSTAIN” will be treated as present for the purpose of determining a quorum but will not be counted as having been voted in respect of any matter to which the instruction to “WITHHOLD/ABSTAIN” is indicated.

     Computershare Trust Company of Canada, the Company’s transfer agent, will deal with proxies received by it in a way that preserves the confidentiality of your individual votes. However, the Company will have access to proxies as necessary to meet applicable legal requirements, including in the event of a proxy contest, or in the event a shareholder has made a written comment or submitted a question on the proxy.

Non-Registered Shareholders

     Your shares may not be registered in your name but in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates). If your shares are registered in the name of an intermediary, you are a non-registered shareholder.

     The Company has distributed copies of this document to intermediaries for distribution to non-registered shareholders. Unless you have waived your rights to receive these materials, intermediaries are required to deliver them to you as a non-registered shareholder of the Company and to seek your instructions as to how to vote your shares. Often, intermediaries will use a service company (such as ADP Investor Communications) to forward these meeting materials to non-registered shareholders.

     Non-registered shareholders who receive meeting materials will typically be given the ability to provide voting instructions in one of two ways.

     Usually a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instructions provided by the intermediary. In this case, you cannot use the mechanisms described above for registered shareholders and must follow the instructions provided by the intermediary (which in some cases may allow the completion of the voting instruction form by telephone or the Internet).

     Occasionally, however, a non-registered shareholder may be given a proxy that has already been signed by the intermediary. This form of proxy is restricted to the number of shares owned by the non-registered shareholder but is otherwise not completed. This form of proxy does not need to be signed by you as the non-registered shareholder. In this case, you can complete the proxy and vote by mail or facsimile only, as described above.

     The purpose of these procedures is to allow non-registered shareholders to direct the voting of the shares that they own but that are not registered in their name. Should a non-registered shareholder who receives either a form of proxy or a voting instruction form wish to attend and vote at the meeting in person (or have another person attend and vote on their behalf), the non-registered shareholder should strike out the persons named in the form of proxy as the proxy holder and insert the non-registered shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary. In either case, non-registered shareholders should carefully follow the instructions provided by the intermediary.

     Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.

ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS
AND ANNUAL AND QUARTERLY REPORTS

     We offer our shareholders the opportunity to view future proxy circulars and proxy statements, annual reports, and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this option by following the instructions on your form of proxy. If you hold your common shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our proxy circulars and proxy statements, annual reports, and quarterly reports through the Internet.

VOTING SHARES

     On February 28, 2003, [•] common shares of the Company were issued and outstanding. Each common share entitles the holder to one vote. Only registered holders of common shares of the Company as at the close of business on March 7, 2003 are entitled to receive the notice of meeting and to vote at the meeting.

     We are not aware of any person who, as of February 28, 2003, beneficially owned or exercised control or direction over more than five percent of the Company’s common shares except:

	Amount and Nature of	Percent of Outstanding
Name and Address	Beneficial Ownership+	Common Shares+

Brandes Investment Partners, LLC (1) 11988 El Camino Real, Suite 500 San Diego, CA 92130	[349,673,516] common shares(1)	[9.1]

AXA Financial, Inc.(2) 1290 Avenue of the Americas New York, NY 10104	[328,685,841] common shares (2)	[8.6]

+	The bracketed information in the above table and footnotes below is as of the most recent date practicable prior to filing the preliminary proxy circular and proxy statement, and will be updated as of February 28, 2003 in the definitive proxy circular and proxy statement, as applicable.

(1)	Brandes Investment Partners, LLC (the “Investment Adviser”), an investment adviser registered under the United States Investment Advisers Act of 1940, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby (collectively, the “Group”) each beneficially owns [349,673,516] common shares of the Company, of which each has shared voting power in respect of [287,605,637] common shares and shared dispositive power in respect of [349,673,516] common shares. [349,673,516] common shares are deemed to be beneficially owned by Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby as control persons of the Investment Adviser, and they disclaim beneficial interest as to such common shares, except for an amount equal to substantially less than one percent of the above number of common shares, and none of these entities or individuals holds the above-noted common shares for its/his account except on a de minimis basis. The above information is from the Schedule 13G jointly filed by the Group with the United States Securities and Exchange Commission on February 14, 2003.

(2)	AXA Financial, Inc. is a parent holding company of: (i) Alliance Capital Management L.P. (which beneficially owns [328,681,041] common shares of the Company (acquired solely for investment purposes on behalf of client discretionary investment advisory accounts), of which it has sole power to vote [174,846,472] common shares, it shares power to vote in respect of [36,032,377] common shares, and has sole power to dispose of [328,681,041] common shares); and (ii) The Equitable Life Assurance Society of the United States (which beneficially owns, and has sole power to dispose of, [4,800] common shares of the Company (acquired solely for investment purposes)). As a result, a majority of these shares are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment advisor. The above information is from the Schedule 13G filed by AXA Financial, Inc. with the United States Securities and Exchange Commission on February 12, 2003, a joint filing of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, as a group, acting as a parent holding company, AXA, acting as a parent holding company, and AXA Financial, Inc., acting as a parent holding company.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

     At the meeting, we will submit the Company’s audited consolidated financial statements for the year ended December 31, 2002, and the related report of our auditors, to you. No vote will be taken regarding the financial statements.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2004 ANNUAL MEETING

     If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2004 annual meeting, you must send your proposal to the Company at the following address: Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6. The Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Corporate Secretary at the address noted above by November 11, 2003 and may omit your proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law if it is not received by the Company’s Corporate Secretary at the address noted above by December 11, 2003.

ELECTION OF DIRECTORS

     The Company’s articles permit the Company to have between three and 15 directors, with the actual number of directors determined by the board of directors. We have resolved to have ten directors effective upon the election of the directors at the annual and special meeting of shareholders. Directors are elected at the annual meeting of shareholders, except that we can appoint directors in certain circumstances between annual meetings. Each person who is appointed or elected to the board of directors will hold that position until the earliest of: (i) the close of the next annual meeting of shareholders; (ii) the date he or she ceases to be a director by operation of law; or (iii) the date he or she resigns.

     Under the Company’s articles, in order for a nominee to be elected as a director, at least two-thirds of the votes attaching to the shares represented in person or by valid proxy at the meeting and entitled to vote for directors must be voted in the nominee’s favor. If you withhold your vote for a nominee, that will have the same effect as voting against the nominee. The results of the election of directors at the meeting will be determined and certified by the scrutineers for the meeting.

     The Company’s board of directors held 30 meetings in 2002. Committees of the board of directors held 30 meetings in 2002. Each director attended 75 percent or more of the combined meetings of the board of directors and the committees of the board of directors on which such director served, except Messrs. L.Y. Fortier and R.A. Ingram. Mr. Fortier attended 29 of 39 combined meetings (74 percent) of the board of directors and the committees of the board of directors on which he served, and Mr. Ingram attended 38 of 55 meetings (69 percent). In recognition of the continued challenges faced by the telecommunications industry generally and by the Company and Nortel Networks Limited, and the rapidly changing business environment, the Company’s board of directors and its committees met, either in person or by telephone, on a more frequent basis in 2002. The board of directors, in determining to nominate Messrs. Fortier and Ingram for re-election as directors of the Company, considered the significant increase in the number of meetings of the board of directors and its committees during 2002 and the scheduling difficulties that resulted, particularly as Messrs. Fortier and Ingram were required to engage in unusually frequent international travel during 2002. The Company’s directors are also the directors of Nortel Networks Limited.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY YOUR SHARES WILL BE VOTED FOR THE NOMINEES LISTED, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE FOR ANY OR ALL OF THOSE NOMINEES ON THE FORM OF PROXY. ALL THE NOMINEES WERE PREVIOUSLY ELECTED BY THE SHAREHOLDERS OF THE COMPANY AS DIRECTORS OF THE COMPANY.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.

     Set out below is certain information concerning our nominees for election as directors of the Company:

THE HON. JAMES JOHNSTON BLANCHARD, 60, Beverly Hills, Michigan, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since May 1, 1997. Mr. Blanchard has been a partner in the law firm of Piper Rudnick since October 2002 and prior thereto was a shareholder in the law firm of Verner, Liipfert, Bernhard, McPherson and Hand, Chartered since April 1996. He was previously United States Ambassador to Canada, Governor of the State of Michigan, and a member of the United States House of Representatives. Mr. Blanchard is also a director of Brascan Corporation, Enbridge Inc., Kasten Chase Applied Research Limited, Long Distance of Michigan, Inc., Minacs Worldwide Inc., Teknion Corporation, and The John F. Kennedy Memorial Library Foundation.

ROBERT ELLIS BROWN, 58, Westmount, Québec, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 27, 2000. Mr. Brown was the President and Chief Executive Officer of Bombardier Inc., a corporation involved in the manufacturing of aircraft and transportation equipment, from February 1999 to December 2002. Mr. Brown was President and Chief Operating Officer of Bombardier Aerospace prior thereto.

JOHN EDWARD CLEGHORN, O.C., F.C.A., 61, Toronto, Ontario, has been a director of the Company and of Nortel Networks Limited since May 24, 2001. Mr. Cleghorn was Chairman and Chief Executive Officer of the Royal Bank of Canada from January 1995 to July 2001. He is also Chairman of the Board of SNC—Lavalin Group Inc., an engineering and construction company, and a director of Canadian Pacific Railway Company, Canadian Pacific Railway Limited, and Finning International Inc. He is Chancellor of Wilfrid Laurier University, Governor and Chairman of the Faculty of Management International Advisory Board, McGill University, and Chairman of Historica Foundation of Canada.

FRANK ANDREW DUNN, 49, Oakville, Ontario, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 30, 2000. Mr. Dunn has been the President and Chief Executive Officer of the Company and Nortel Networks Limited since November 2001. He also served as the Chief Financial Officer of the Company and of Nortel Networks Limited from February 2002 to July 2002. Mr. Dunn was Chief Financial Officer of the Company from March 2000 to November 2001 and of Nortel Networks Limited from January 2000 to November 2001, Senior Vice-President and Chief Financial Officer of Nortel Networks Limited from February 1999 to January 2000, and Senior Vice-President, Finance and Planning of Nortel Networks Limited prior thereto.

L. YVES FORTIER, C.C., Q.C., 67, Westmount, Québec, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 30, 1992. Mr. Fortier is a senior partner and Chairman of the law firm of Ogilvy Renault. He is also Chairman of the Board of Alcan Inc., an aluminum and packaging company, Governor (Chairman of the Board) of Hudson’s Bay Company, a department store retailer, and a director of DuPont Canada Inc., Groupe TVA Inc., NOVA Chemicals Corporation, and Royal Bank of Canada.

ROBERT ALEXANDER INGRAM, 60, Durham, North Carolina, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 29, 1999. Mr. Ingram has been Vice Chairman Pharmaceuticals of GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals, since January 2003. Mr. Ingram was the Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline plc from January 2001 to January 2003. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s United States subsidiary, from January 1999 to December 2000. Mr. Ingram was Chairman, President and Chief Executive Officer of Glaxo Wellcome plc from October 1997 to January 1999. Mr. Ingram is also non-executive Chairman of OSI Pharmaceuticals, Inc., a biotechnology company, and a director of Lowe’s Companies, Inc., Misys plc, Molson Inc., and Wachovia Corporation.

WILLIAM ARTHUR OWENS, 62, Kirkland, Washington, has been a director of the Company and of Nortel Networks Limited since February 28, 2002. Mr. Owens has been Vice-Chairman and Co-Chief Executive Officer of Teledesic LLC, a satellite communications company, since August 1998. He was President, Chief Operating Officer and Vice-Chairman of the Board of Directors of Science Applications International Corporation, a research and engineering firm, prior thereto. Mr. Owens is also Vice-Chairman of ICO-Global Corp. and a director of BioLase Technology, Inc., British American Tobacco plc, Cray Inc., Extend America Inc., Lumera Corporation, Metal Storm Limited, Microvision, Inc., Polycom, Inc., Symantec Corporation, TIBCO Software Inc., Telstra Corporation Limited, and ViaSat, Inc.

GUYLAINE SAUCIER, C.M., F.C.A., 56, Montréal, Québec, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since May 1, 1997. She was Chair of the Joint Committee on Corporate Governance, which was established by the Canadian Institute of Chartered Accountants, the Canadian Venture Exchange, and the Toronto Stock Exchange in 2000 to review the state of corporate governance in Canada and make recommendations thereon. She was also Chair of The Canadian Institute of Chartered Accountants from June 1999 to June 2000. Mrs. Saucier was Chairman of the Board and a director of the Canadian Broadcasting Corporation, a public broadcaster, from April 1995 to December 2000. She is also a director of AXA Assurances Inc., Bank of Montreal, Petro-Canada, Tembec Inc., and International Federation of Accountants.

SHERWOOD HUBBARD SMITH, JR., 68, Raleigh, North Carolina, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 28, 1994. Mr. Smith has been Chairman Emeritus of the Board of Directors of CP&L, an electric utility company, since December 2000. He was Chairman Emeritus of the Board of Directors of Carolina Power & Light Company from May 1999 to November 2000. Mr. Smith was non-executive Chairman of the Board of Carolina Power & Light Company prior thereto. He is also a trustee of The Northwestern Mutual Life Insurance Company, a director and Chairman of the Triangle Universities Center for Advanced Studies, Inc., and Vice Chairman of the Research Triangle Foundation.

LYNTON RONALD WILSON, O.C., 62, Oakville, Ontario, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 25, 1991 and non-executive Chairman of the Board of the Company and of Nortel Networks Limited since February 2002. He was executive Chairman of the Board of the Company and of Nortel Networks Limited from November 2001 to February 2002. He was non-executive Chairman of the Board of the Company and of Nortel Networks Limited from April 2001 to November 2001. Mr. Wilson was Chairman of the Board of Directors of BCE Inc., a telecommunications company, from May 1998 to April 2000, serving in a non-executive capacity from January 1999. Mr. Wilson was Chairman and Chief Executive Officer of BCE Inc. prior thereto. He is Chairman of the Board of CAE Inc., a flight training, services and equipment company, and a director of DaimlerChrysler AG and DaimlerChrysler Canada Inc.

     Shareholders who wish to have the committee on directors of the board of directors of the Company consider the nomination of any person for director at the 2004 meeting of shareholders should communicate with the Company’s Corporate Secretary at the Company’s principal executive offices.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows the number of common shares of the Company, Arris Group, Inc., Bookham Technology plc, and Entrust, Inc. beneficially owned, as of February 28, 2003, by each of the Company’s directors and the individuals named in the “Summary Compensation Table” set forth below under “Executive Compensation”, as well as by the directors and executive officers as a group. Arris Group, Inc., Bookham Technology plc, and Entrust, Inc. were affiliates of the Company as of February 28, 2003.

     A person is deemed to be a beneficial owner of a common share if that person has, or shares, the power to direct the vote or investment of the common share. Under applicable United States securities laws, a person is also deemed to be a beneficial owner of a common share if such person has the right to acquire the share within 60 days (whether or not, in the case of a stock option, the current market price of the underlying common share is below the stock option exercise price). More than one person may be deemed a beneficial owner of a common share and a person need not have an economic interest in a share to be a beneficial owner.

Amount and Nature of
Name of Beneficial Owner	Title of Class of Security	Beneficial Ownership (1)+

J.J. Blanchard	Common shares of the Company Share units	[15,391] (2) [77,945] (3)
R.E. Brown	Common shares of the Company Share units	[413,280] (4) [90,205] (3)
J.E. Cleghorn	Common shares of the Company Share units	[26,333] (5) [86,106] (3)
F.A. Dunn	Common shares of the Company	[1,099,767] (6)
L.Y. Fortier	Common shares of the Company Share units	[18,583] (7) [89,451] (3)
R.A. Ingram	Common shares of the Company Share units	[6,755] (8) [87,283] (3)
W.A. Owens	Common shares of the Company Share units	– [72,769] (3)
G. Saucier	Common shares of the Company Share units	[24,671] (9) [85,910] (3)
S.H. Smith, Jr.	Common shares of the Company Share units	[127,190](10) [100,370] (3)
L.R. Wilson	Common shares of the Company Share units	[1,177,869](11) [397,748] (3)
C. Bolouri	Common shares of the Company	[643,016](12)
P. Debon	Common shares of the Company	[812,240](13)
N.J. DeRoma	Common shares of the Company	[745,807](14)
G.R. Donahee	Common shares of the Company	[732,756](15)
F. Plastina*	Common shares of the Company	[2,029,613](16)
Directors and executive officers as a	Common shares of the Company	[11,218,943](17)
group (consisting of 28 persons,	Share units	[1,087,787] (3)
including those named above)	Common shares of Arris Group, Inc.	[–]
	Common shares of Bookham Technology plc	[–]
	Common shares of Entrust, Inc.	[1,000](18)

+	The bracketed information in the above table and footnotes below is as of January 31, 2003, and will be updated as of February 28, 2003 in the definitive proxy circular and proxy statement.

*	Mr. Plastina ceased to be an executive officer of the Company and Nortel Networks Limited effective as of October 3, 2002.

(1)	Except as set forth below, each person has sole investment and voting power with respect to the common shares beneficially owned by such person. Includes common shares subject to stock options exercisable by February 28, 2003 or that become exercisable within 60 days from February 28, 2003 (whether or not the market price of the underlying common shares is below the stock option exercise price). As of February 28, 2003, each director and named executive officer individually, and the directors and executive officers as a group, beneficially owned less than 1.0 percent of the outstanding common shares of the Company.

(2)	Includes [3,999] common shares subject to stock options.

(3)	Share units of the Company issued under the Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan. Each share unit represents the right to receive one common share of the Company. The Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan are described below under “Compensation of Directors”.

(4)	Includes [3,999] common shares subject to stock options. Excludes [473] common shares beneficially owned by Mr. Brown’s adult children residing with Mr. Brown and [671] common shares beneficially owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of those excluded shares.

(5)	Includes [1,333] common shares subject to stock options.

(6)	Includes [851,334] common shares subject to stock options and [5,000] common shares of Mr. Dunn’s son as to which Mr. Dunn shares investment power. Excludes [10,000] common shares beneficially owned by Mr. Dunn’s spouse and adult daughter residing with Mr. Dunn. Mr. Dunn disclaims beneficial ownership of those [15,000] included and excluded shares.

(7)	Includes [3,999] common shares subject to stock options. Excludes [5,000] common shares beneficially owned by Mr. Fortier’s spouse. Mr. Fortier disclaims beneficial ownership of those excluded shares.

(8)	Includes [3,999] common shares subject to stock options and [1,800] common shares as to which Mr. Ingram shares investment and voting power with his spouse.

(9)	Includes [3,999] common shares subject to stock options and [20,672] common shares beneficially owned by a corporation that is wholly-owned by Mme. Saucier.

(10)	Includes [3,999] common shares subject to stock options. Excludes [1,600] common shares beneficially owned by Mr. Smith’s spouse. Mr. Smith disclaims beneficial ownership of those excluded shares.

(11)	Includes [13,999] common shares subject to stock options and [1,157,855] common shares beneficially owned by a corporation that is wholly-owned by Mr. Wilson. Excludes [2,204] common shares beneficially owned by Mr. Wilson’s spouse. Mr. Wilson disclaims beneficial ownership of those excluded shares.

(12)	Includes [564,666] common shares subject to stock options. Excludes [16,062] common shares beneficially owned by Mr. Bolouri’s spouse. Mr. Bolouri disclaims beneficial ownership of those excluded shares.

(13)	Includes [708,666] common shares subject to stock options.

(14)	Includes [576,667] common shares subject to stock options and [109,752] common shares as to which Mr. DeRoma shares investment and voting power with his spouse.

(15)	Includes [696,669] common shares subject to stock options. Excludes [566] common shares beneficially owned by Mr. Donahee’s adult children residing with Mr. Donahee. Mr. Donahee disclaims beneficial ownership of those excluded shares.

(16)	Includes [1,995,000] common shares subject to stock options.

(17)	Includes [7,989,036] common shares subject to stock options. Also includes [124,802] common shares as to which investment and voting power is shared with one or more other persons. Excludes [41,922] common shares as to which beneficial ownership is disclaimed.

(18)	The number of common shares beneficially owned by the directors and executive officers as a group represents less than 1.0 percent of the outstanding common shares of Entrust, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the United States Securities Exchange Act of 1934 requires directors and executive officers of the Company to file reports concerning their ownership of Company equity securities with the United States Securities and Exchange Commission, the New York Stock Exchange, and the Company. Based solely on a review of the information received and written representations from the persons subject to Section 16(a), we believe that all of the Company’s directors and executive officers filed their required reports on a timely basis during 2002, except Mr. E. Ross, a former executive officer. As a result of an oversight, Mr. Ross’ June 2002 settlement of restricted stock units was not reported to the United States Securities and Exchange Commission within the required time frame. In addition, a grant of stock options in September 2000 was inadvertently omitted from the Form 3 of Mr. W. Donovan, an executive officer, filed in October 2000, and 200 common shares were inadvertently omitted from the Form 3 of Mme. G. Saucier, a director, filed in October 2000. The Forms 3, which were timely filed, have been corrected to add the omitted holdings.

EXECUTIVE COMPENSATION

     The following tables are presented in accordance with the rules of the United States Securities and Exchange Commission.

Summary Compensation Table

     The following table sets forth the compensation awarded to, earned by, or paid to each of the Company’s named executive officers for services rendered by them to the Company and its subsidiaries for the fiscal years indicated.

						Long Term
		Annual Compensation				Compensation

						Awards	Payouts

						Securities
Name				Other Annual		Underlying	LTIP	All Other
And Principal		Salary	Bonus	Compensation		Options	Payouts	Compensation
Position	Year	($)	($)(1)	($)		(#)(2)	(#)(2)(3)	($)

F.A. Dunn	2002	825,000	–	–		750,000	–	24,747	(4)(5)
President and Chief Executive	2001	564,833	–	–		1,750,000	–	16,806	(4)(5)
Officer	2000	440,909	1,014,515	–		450,000	12,480	13,121	(4)(5)

P. Debon	2002	537,143	–	–		250,000	–	125,875	(6)(8)(9)
President, Wireless Networks	2001	440,417	–	68,713	(6)(7)	650,000	–	332,020	(6)(9)
	2000	351,611	717,375	–		150,000	14,400	364,641	(6)(9)

G.R. Donahee	2002	528,000	–	–		250,000	–	6,600	(11)
President, Americas	2001	513,333	–	29,223	(10)	680,000	–	6,120	(11)
	2000	444,091	1,059,840	153,591	(10)	300,000	19,200	6,120	(11)

N.J. DeRoma	2002	526,000	–	24,038	(5)(12)	250,000	–	17,885	(4)(5)
Chief Legal Officer	2001	493,750	–	62,921	(5)(12)	650,000	–	27,642	(4)(5)
	2000	425,000	715,307	106,221	(5)(12)	180,000	12,480	46,407	(4)(5)

C. Bolouri	2002	510,000	–	–		250,000	–	18,358	(4)(5)
President, Global Operations	2001	459,000	–	–		700,000	–	27,440	(4)(5)
	2000	340,909	807,836	–		400,000	–	41,374	(4)(5)

F. Plastina (13)	2002	568,558	–	–		150,000	–	2,546,495	(14)
Former President, Metro &	2001	534,917	–	–		1,200,000	–	9,596	(14)
Enterprise Networks	2000	354,545	880,800	–		450,000	–	11,863	(14)

(1)	Incentive cash awards earned in each fiscal year under the Nortel Networks Limited SUCCESS Incentive Plan, whether or not deferred by the named executive officer, in respect of each of the fiscal years.

(2)	As adjusted to reflect the stock dividend of one common share on each issued and outstanding common share of Nortel Networks Limited effective at the close of business on August 17, 1999, and the two-for-one stock split of the Company’s common shares effective at the close of business on May 5, 2000, where applicable.

(3)	Restricted stock units allocated in 1998 under the Nortel Networks Limited Restricted Stock Unit Plan and earned in 2000. If specified performance criteria were achieved, each unit entitled the holder to receive one common share of the Company or, subject to certain conditions, a cash payment based on the value of one common share over a specified 20-day trading period. The restricted stock units allocated in 1998 had a return on asset performance criteria over a three-year performance period, ending December 31, 2000. The value (based on the specified 20-day trading period) of the pay-out for the restricted stock units earned in 2000 would be equal to Cdn$490,589 ($331,054) for Mr. Dunn, UK£181,621 ($276,735) for Mr. Debon, $511,680 for Mr. Donahee, and Cdn$490,589 ($331,054) for Mr. DeRoma if each of them had chosen their award in cash. Messrs. Debon, Donahee and DeRoma chose to receive their 2000 restricted stock unit awards in cash. Amounts have been converted for Messrs. Dunn’s, Debon’s and DeRoma’s pay-outs in 2000 using the exchange rates listed in footnotes (5) and (6) below, as applicable.

(4)	Represents contributions made under the Nortel Networks Limited Investment Plan for Employees — Canada.

(5)	Represents the United States dollar equivalent of payments actually earned or paid in Canadian dollars. Amounts have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = Cdn$1.5708 for 2002, US$1.00 = Cdn$1.5489 for 2001, and US$1.00 = Cdn$1.4819 for 2000.

(6)	Represents the United States dollar equivalent of payments actually earned or paid in United Kingdom pounds. Amounts have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = UK£0.6661 for 2002, US$1.00 = UK£0.6909 for 2001, and US$1.00 = UK£0.6563 for 2000.

(7)	Mr. Debon’s responsibilities during 2001 as President, Wireless Networks were global in nature and his offices and personal residences spanned several geographies. As a result, transportation services and benefits (automobile benefits, commercial air travel, train, and car services) for Mr. Debon totaled $48,010 in 2001.

(8)	Represents the United States dollar equivalent of payments actually earned or paid in euros. Amounts have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = 1.0615 euros for 2002, US$1.00 = 1.1157 euros for 2001, and US$1.00 = 1.0755 euros for 2000.

(9)	Includes contributions under the Nortel Networks Long-Term Investment Plan or Nortel Networks (UK) Pension Plan, as applicable ($8,467 in 2002; $6,068 in 2001; and $6,120 in 2000), and expatriate, permanent transfer and other similar expenses related to Mr. Debon’s global responsibilities as President, Wireless Networks ($117,408 in 2002; $325,952 in 2001; and $358,521 in 2000).

(10)	Amounts paid to reimburse Mr. Donahee for income taxes payable by him in accordance with Nortel Networks Limited’s long-term international assignment policy.

(11)	Represents contributions made under the Nortel Networks Long-Term Investment Plan.

(12)	Amounts paid to reimburse Mr. DeRoma for income taxes payable by him in accordance with his employment agreement. Mr. DeRoma’s employment agreement is described below under “Certain Employment Arrangements”.

(13)	Mr. Plastina ceased to be an executive officer of the Company effective as of October 3, 2002 and his employment terminated effective as of November 1, 2002. As a result, Mr. Plastina was employed by the Company or its subsidiaries for ten months in 2002.

(14)	Includes: (i) contributions made under the Nortel Networks Long-Term Investment Plan ($6,600 in 2002; $6,120 in 2001; and $6,120 in 2000); (ii) housing relocation assistance ($395 in 2002; $3,476 in 2001; and $5,743 in 2000); and (iii) certain payments pursuant to the Nortel Networks Corporation Special Retention Plan of $2,539,500 in 2002 (the Nortel Networks Corporation Special Retention Plan is described below under “Certain Employment Arrangements”).

Option Grants in 2002

     The following table sets forth certain information concerning grants of stock options to purchase common shares of the Company to the named executive officers during the fiscal year ended December 31, 2002.

Individual Grants

	Number of Securities Underlying Options		% of Total Options Granted to Employees In Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)(3)
Name	Granted (#)		Year (1)	($/Sh)	Date	5% ($)	10% ($)

F.A. Dunn	750,000	(4)	0.62	8.27(Cdn)	02/27/2012	3,900,719(Cdn)	9,885,188(Cdn)
P. Debon	250,000	(4)	0.21	5.15	02/27/2012	809,702	2,051,943
G.R. Donahee	250,000	(4)	0.21	5.15	02/27/2012	809,702	2,051,943
N.J. DeRoma	250,000	(4)	0.21	8.27(Cdn)	02/27/2012	1,300,240(Cdn)	3,295,063(Cdn)
C. Bolouri	250,000	(4)	0.21	8.27(Cdn)	02/27/2012	1,300,240(Cdn)	3,295,063(Cdn)
F. Plastina	150,000	(4)	0.12	5.15	02/27/2012 (5)	485,821	1,231,166

(1)	In June 2001, the Company commenced a voluntary stock option exchange program whereby eligible employees could exchange certain then outstanding stock options, based on a prescribed formula. None of the named executive officers participated in the program. In January 2002, the Company granted new stock options to eligible employees who participated in the stock option exchange program, with exercise prices at the fair market value of the Company’s common shares on the date of grant. Mainly as a result of such January 2002 grants, the named executive officers’ percentages listed in the column entitled “% of Total Options Granted to Employees in Fiscal Year” are generally lower than in previous years.

(2)	The dollar amounts shown represent the amount by which the market value of the Company’s common shares underlying each stock option grant would exceed the exercise price of the stock option upon the expiration of the stock option if the market value of the Company’s common shares appreciates from the market value on the date of grant at an annual rate of five percent and ten percent, respectively, during the stock option term. These rates of appreciation are prescribed by the United States Securities and Exchange Commission. On February 28, 2003, the closing price of a common share of the Company on the New York Stock Exchange and on the Toronto Stock Exchange was $[•] and Cdn$[•], respectively. As the actual value received by a named executive officer on the exercise of a stock option is determined by the market value of the Company’s common shares on the date of exercise, the actual value received by a named executive officer may bear no relation to the potential realization shown under these columns.

(3)	At February 28, 2002, there were 3,204,652,807 common shares of the Company outstanding. Assuming all stock options were granted on February 28, 2002 and assuming five percent and ten percent annual share price appreciation rates for ten years (the term of the options) from $5.15 per share, the potential incremental aggregate realizable value for all the Company’s shareholders would be $10,379,252,995 and $26,303,064,929, respectively. Assuming all stock options were granted on February 28, 2002 with an exercise price of $5.15 per share, the potential incremental realizable value of the stock options granted to the named executive officers in 2002 would be less than 0.06 percent of the potential incremental aggregate realizable value for all the Company’s shareholders, assuming either rate of appreciation.

(4)	The options have ten-year terms and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

(5)	The vesting schedules for Mr. Plastina’s stock options were accelerated upon termination of his employment on November 1, 2002 in accordance with the Nortel Networks Corporation Special Retention Plan. As a result of his termination of employment, the expiration date of this grant of options is now January 29, 2005.

Aggregate Option Exercises in 2002 and Year-End Option Values

     The following table sets forth certain information concerning exercises of stock options by the named executive officers during the fiscal year ended December 31, 2002 and the value of unexercised options at December 31, 2002.

			Number of Securities
			Underlying		Value of Unexercised
	Common		Unexercised Options at Fiscal		In-the-Money
	Shares Acquired		Year-End (#)(1)(2)(3)		Options at Fiscal Year-End ($)(3)(4)
	On Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

F.A. Dunn	–	–	331,334 (Cdn)	2,853,334 (Cdn)	–	–
	–	–	–	200,000	–	–
P. Debon	–	–	541,999	1,060,001	–	–
G.R. Donahee	–	–	486,669	1,196,667	–	–
N.J. DeRoma	–	–	303,334 (Cdn)	1,230,000 (Cdn)	–	–
	–	–	80,000	–	–	–
C. Bolouri	–	–	347,999 (Cdn)	1,270,001 (Cdn)	–	–
F. Plastina	–	–	72,000 (Cdn)(5)	60,000 (Cdn)(5)	–	–
	–	–	1,923,000 (5)	–	–	–

(1)	As adjusted to reflect the two-for-one stock split of Nortel Networks Limited’s common shares effective at the close of business on January 7, 1998, the stock dividend of one common share on each issued and outstanding common share of Nortel Networks Limited effective at the close of business on August 17, 1999, and the two-for-one stock split of the Company’s common shares effective at the close of business on May 5, 2000, where applicable.

(2)	Includes the following number of “replacement options”: 120,000 for Mr. Dunn; 160,000 for Mr. Debon; 160,000 for Mr. Donahee; 160,000 for Mr. DeRoma; 120,000 for Mr. Bolouri; and 60,000 for Mr. Plastina. Replacement options are granted pursuant to the Company’s key contributor stock option program. Under that program, a participant is granted concurrently an equal number of initial options and replacement options. The initial options and the replacement options expire ten years from the date of grant. The initial options have an exercise price equal to the market value of common shares on the date of grant and the replacement options have an exercise price equal to the market value of common shares on the date all of the initial options are fully exercised, provided that in no event will the exercise price be less than the exercise price of the initial options. Replacement options are generally exercisable commencing 36 months after the date all of the initial options are fully exercised, provided that the participant beneficially owns a number of common shares at least equal to the number of common shares subject to the initial options less any common shares sold to pay for options costs, applicable taxes, and brokerage costs associated with the exercise of the initial options.

(3)	As the Company grants both U.S. dollar and Canadian dollar stock options, the options are listed separately for each currency.

(4)	These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on the last trading day of the year on the New York Stock Exchange for U.S. stock options and on the Toronto Stock Exchange for Canadian stock options. On December 31, 2002, the closing price of the Company’s common shares on the New York Stock Exchange and the Toronto Stock Exchange was $1.61 and Cdn$2.52, respectively (and the exercise prices of all the stock options were greater than the closing price of the Company’s common shares).

(5)	The vesting schedules for Mr. Plastina’s stock options (excluding his replacement options) were accelerated upon termination of his employment on November 1, 2002 in accordance with the Nortel Networks Corporation Special Retention Plan. See footnote (5) to the “Option Grants in 2002” table above.

Long-Term Incentive Plans — Awards in Last Fiscal Year

     The following table sets forth certain information concerning the allocation of restricted stock units to the named executive officers during the fiscal year ended December 31, 2002.

Estimated Future Payouts Under Non-Share
Price Based Plans

Performance or
	Number of Shares,	Other Period Until
Name	Units or Other Rights	Maturation or Payout	Threshold(#)	Target (#)	Maximum (#)
	(#)(1)	(2)

F.A. Dunn	150,000	2001 to 2003	0	100,000	150,000
P. Debon	–	–	–	–	–
G.R. Donahee	–	–	–	–	–
N.J. DeRoma	–	–	–	–	–
C. Bolouri	–	–	–	–	–
F. Plastina	–	–	–	–	–

(1)	Restricted stock units were allocated to certain executive officers in 2001, and the above additional allocation was made to Mr. Dunn in April 2002 pursuant to the Nortel Networks Limited Restricted Stock Unit Plan to make his aggregate allocation commensurate with his position as president and chief executive officer. When issued, a restricted stock unit entitles the holder to receive one common share of the Company. The number of restricted stock units allocated to a participant represents the maximum number of restricted stock units that may actually be issued at the end of the performance period assuming all performance criteria have been achieved at maximum levels. The number of restricted stock units issued to a participant at the end of a performance period will be determined by the extent to which the associated terms and conditions have been satisfied (including whether the related performance criteria was achieved during the performance period). The threshold represents the minimum number of restricted stock units that may actually be issued at the end of the performance period assuming none of the performance criteria has been achieved.

(2)	Restricted stock units allocated in 2002 have a two-year performance period which is divided into five shorter performance segments. The performance criteria include resizing activity targets for the first segment, and corporate performance objectives under the incentive plan for the remaining four segments. In addition, the Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited may consider the Company’s performance relative to key competitors on financial and strategic business indicators. The committee will assess performance over the five segments and determine the actual number of restricted stock units to be issued at the end of the performance period.

Pension Plans

     Certain executive officers participate in non-contributory defined benefit pension plans in Canada and in the United States. The current Canadian plan provides for a benefit based on pension credits and the average annual earnings for the highest three consecutive years in the last ten years prior to retirement or other termination of employment. Employees who were participants of the Canadian plan as at December 31, 1998 could continue to participate in the old defined benefit provisions. The United States plan currently provides for a benefit based on pension credits and average earnings for the highest 1,095 consecutive calendar days of compensation not in excess of certain limits specified in the United States Internal Revenue Code ($200,000 in 2002) out of the last 3,650 calendar days prior to retirement or other termination of employment. Compensation for the current Canadian plan and the United States plan includes base salary and incentive cash awards. Under both plans, the benefit can be paid in a lump sum or as an actuarially equivalent annuity. Certain grandfathering rules exist for executive officers participating in the plans as at December 31, 1998. The pension benefit formulae described above were closed to new participants under the Canadian and United States defined benefit pension plans after April 30, 2000.

     Eligible executive officers also participate in the Nortel Networks Supplementary Executive Retirement Plan, or SERP. Effective January 1, 2000, SERP was closed to new participants. The old SERP formula is a final average pay formula with a pension accrual of 1.3 percent of eligible earnings. An early retirement reduction of seven percent a year prior to age 60 applies in the case of retirement prior to this age. The maximum total annual retirement benefit cannot exceed 60 percent of an executive officer’s eligible earnings at retirement. The new SERP, which became effective January 1, 1999 and was optional for executive officers then participating in the Canadian plan, provides a benefit based on pension credits, to a maximum of 550 percent of eligible earnings. Eligible earnings for the old and new SERP includes base salary and any eligible incentive awards paid up to 60 percent of a participant’s base salary. All participating executive officers at December 31, 1998 have their benefits protected under the pre-1999 SERP formula.

     Pension credits are earned during each year of participation based on the participant’s age attained in the year and on years of service. Pension benefits payable under these plans at normal retirement age of 65 are not subject to any deduction or offsets. Under the Canadian plan’s annual income option, there are reductions for retirement prior to normal retirement age.

     The following tables show the aggregate approximate annual retirement benefits for an eligible executive officer determined using the SERP formulae (payable as a life annuity with a 60 percent survivor pension) under the plans, and the SERP. These tables provide estimates for certain compensation and years of service categories assuming retirement at age 65, and assuming grandfathering provisions do not apply. The approximate benefits for Messrs. Dunn’s, Donahee’s and Plastina’s Canadian service are shown in Table I (which provides estimates under the old SERP). The approximate benefits for Messrs. Debon’s, Donahee’s and Plastina’s United States service and Messrs. DeRoma’s and Bolouri’s Canadian service are shown in Table II (which provides estimates under the new SERP).

Pension Plan Table I

	Years of Service (1)

Total Earnings (1)	15	20	25	30	35

$400,000	$78,000	$104,000	$130,000	$156,000	$182,000
450,000	87,750	117,000	146,250	175,500	204,750
500,000	97,500	130,000	162,500	195,000	227,500
600,000	117,000	156,000	195,000	234,000	273,000
700,000	136,500	182,000	227,500	273,000	318,500
800,000	156,000	208,000	260,000	312,000	364,000
900,000	175,500	234,000	292,500	351,000	409,500
1,000,000	195,000	260,000	325,000	390,000	455,000

Pension Plan Table II

	Years of Service (1)

Total Earnings (1)	15	20	25	30	35

$400,000	$92,385	$112,689	$138,408	$156,682	$182,401
450,000	103,933	126,776	155,709	176,268	205,201
500,000	115,481	140,862	173,010	195,853	228,001
600,000	138,578	169,034	207,612	235,023	273,602
700,000	161,674	197,206	242,215	274,194	319,202
800,000	184,770	225,379	276,817	313,365	364,802
900,000	207,866	253,551	311,419	352,535	410,403
1,000,000	230,963	281,724	346,021	391,706	456,003

(1)	The following table sets forth the approximate total eligible earnings and years of credited pensionable service at December 31, 2002 of the named executive officers:

Name	Total Earnings ($)	Canadian Service (yrs)		United States Service (yrs)

F.A. Dunn	836,863	26.58		–
P. Debon	613,181	–		2.92
G.R. Donahee	728,449	7.00		19.08
N.J. DeRoma	680,814	3.58	(1)	–
C. Bolouri	613,645	21.00		–
F. Plastina (2)	729,896	6.08		7.25

(1)	Mr. DeRoma is eligible to receive additional credited pensionable service, up to a maximum of 8.125 years, under the terms of his employment agreement. See “Certain Employment Arrangements” below.

(2)	Mr. Plastina’s employment terminated effective as of November 1, 2002. At the time, he was not eligible for SERP benefits and no such benefits will be paid to him in the future. In connection with the termination of his employment, Mr. Plastina received $187,488 representing a commuted value payout pursuant to the Nortel Networks Limited Managerial and Non-Negotiated Pension Plan.

CERTAIN EMPLOYMENT ARRANGEMENTS

     Mr. DeRoma entered into an employment agreement in April 1997, prior to commencing employment as Vice-President and Deputy General Counsel, with an initial base salary of $300,000. Pursuant to the agreement, the Company agreed to make a gross-up payment to Mr. DeRoma for calendar years 1997 through 2000. The gross-up payment was intended to place Mr. DeRoma in the same after-tax position with respect to his base salary and any annual incentive award as if he were a resident of the State of Connecticut and a taxpayer in the United States to an annual maximum of 27 percent of Mr. DeRoma’s base salary and any annual incentive award. The gross-up, which was reduced to nine percent of Mr. DeRoma’s base salary and any annual incentive award, was extended effective June 2000 to March 2002 with annual review by the Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited. The gross-up was not renewed subsequent to March 2002. Under the terms of the agreement, Mr. DeRoma is also eligible for the Nortel Networks Limited Special Pension Credit Program which covered new executive hires older than age 35. Mr. DeRoma will be credited, for pension purposes, with additional years and months equal to one half of the years between the age of 35 and Mr. DeRoma’s age at the time of hire, if he retires after the age of 60, to a maximum of 8.125 years.

     Each of the named executive officers (other than Mr. Plastina) and certain other executive officers of the Company currently participate in the Nortel Networks Corporation Executive Retention and Termination Plan, or ERTP. The ERTP provides that if a participant’s employment is terminated without cause within a period commencing 30 days prior to the date of a change in control of the Company and ending 24 months after the date of a change in control of the Company, or the participant resigns for good reason (including, among other things, a reduction in overall compensation, geographic relocation or reduction in responsibility, in each case without the consent of the participant) within 24 months following the date of a change in control of the Company, the participant will be entitled to certain payments and benefits, including (i) the payment of an amount equal to three times (in the case of the chief executive officer) and two times (in the case of the other named executive officers) of the participant’s annual base salary; (ii) the payment of an amount equal to 300 percent (in the case of the chief executive officer) and 200 percent (in the case of the other named executive officers) of the participant’s target annual incentive bonus; (iii) accelerated vesting of all or substantially all stock options; and (iv) the “pay-out” at target of any restricted stock units under the Nortel Networks Limited Restricted Stock Unit Plan.

     For purposes of the ERTP, a change in control is deemed to occur if:

(i)	any party or group acquires beneficial ownership of securities of the Company representing more than 20 percent of the outstanding securities entitled to vote in the election of directors of the Company;

(ii)	the Company participates in a business combination, including, among other things, a merger, amalgamation, reorganization, sale of all or substantially all of its assets, or plan of arrangement, unless the business combination only involves the Company and/or its affiliates or, following the completion of the business combination, the Company’s common shareholders beneficially own, directly or indirectly, more than 50 percent of the then-outstanding voting shares of the entity resulting from the business combination

(or of an entity which ultimately controls such entity) and a majority of the members of the board of directors of the entity resulting from the business combination (or the entity ultimately controlling such entity) were members of the board of directors of the Company when the business combination was approved or the initial agreement in connection with the business combination was executed;

(iii)	the persons who were directors of the Company on the effective date of the ERTP cease (for reasons other than death or disability) to constitute at least a majority of the Company’s board of directors; provided, that any person who was not a director on the effective date of the ERTP shall be deemed to be an incumbent director if such person was elected or appointed to the Company’s board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualify as incumbent directors unless such election, appointment, recommendation or approval was the result of any actual or publicly threatened proxy contest for the election of directors; or

(iv)	any other event occurs which the Company’s board of directors determines in good faith could reasonably be expected to give rise to a change in control.

     Each of the named executive officers (other than Mr. Dunn) and certain other executive officers of the Company also participate in the Nortel Networks Corporation Special Retention Plan. The Special Retention Plan provides that if a participant’s employment is terminated by the participant for good reason or by the Company without cause, between November 1, 2001 and June 30, 2003, the participant will be entitled to certain payments and benefits, including (i) the payment of an amount equal to two times (in the case of the Messrs. Debon, Donahee, DeRoma, and Bolouri) the participant’s annual base salary; (ii) the payment of an amount equal to 100 percent of the participant’s target annual incentive bonus; (iii) accelerated vesting of all or substantially all stock options; and (iv) a “pay-out” at target of any restricted stock units allocated under the Nortel Networks Limited Restricted Stock Unit Plan.

     The Company announced in November 2002 that Mr. Donahee will proceed to retirement in the spring of 2003. Mr. Donahee is expected to be entitled to receive the payments and benefits described above upon the termination of his employment in 2003.

     Mr. Plastina ceased to be an executive officer of the Company and Nortel Networks Limited effective as of October 3, 2002 and his employment terminated effective as of November 1, 2002. Mr. Plastina received the payments and benefits under the Special Retention Plan described above upon termination of his employment, including the payments indicated in footnote (14) to the “Summary Compensation Table” under “Executive Compensation” above.

INDEBTEDNESS OF MANAGEMENT

     No director, executive officer, or senior officer of the Company, or any associate of such director, executive officer, or senior officer, is or has been indebted to the Company or its subsidiaries, since January 1, 2002, except for loans made in connection with a relocation. Relocation assistance is provided to employees who are requested to relocate and is designed to minimize the financial exposure to employees as a result of the move. In the past, the assistance has included housing loans, advances on real estate equity, and payments on behalf of employees of direct costs associated with the move. The assistance offered is specific to each employee and is structured to be competitive in the area to which the employee is relocated, subject to the overall relocation policy. Effective July 30, 2002, and in accordance with the United States Sarbanes-Oxley Act of 2002, the Company no longer offers its executive officers housing loans as part of their relocation assistance. The loans extended to the Company’s executive officers prior to July 30, 2002 remained in effect in accordance with the then existing terms and conditions.

     Approximately $[•] million of loans extended by the Company and its subsidiaries to current and former officers, directors, and employees were outstanding on February 28, 2003, of which $[•] related to current directors, $[•] related to current executive officers, and $[•] related to other employees or former employees. Neither the Company nor its subsidiaries have given any guarantee, support agreement, letter of credit, or similar arrangement or understanding, to any other entity in connection with indebtedness of these persons since January 1, 2002. No loans have been extended by the Company or its subsidiaries to any director of the Company since January 1, 2002. The following table sets forth certain additional information about indebtedness formerly owed by one of the Company’s executive officers.

Table of Indebtedness of Directors and Executive Officers

		Largest Amount Outstanding
Name and Principal	Involvement of	January 1, 2002 -	Amount Outstanding
Position	Company or Subsidiary	February 28, 2003 ($)	as at February 28, 2003 ($)

G.R. Donahee (1)
President, Americas	Lender	150,000	0

(1)	A subsidiary of the Company extended a housing loan to Mr. Donahee in 1994 in connection with a relocation. The loan was for a period of ten years, interest-free, and secured against Mr. Donahee’s residence. Mr. Donahee repaid the loan on October 7, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited is comprised of members from the boards of directors of the Company and Nortel Networks Limited. The current members of the joint committee are Messrs. R.E. Brown (chairman), W.A. Owens, S.H. Smith, Jr., and L.R. Wilson. Messrs. L.Y. Fortier and R.A. Ingram were members of the committee until their resignations from the committee in April 2002. No member of this joint committee was an officer (within the meaning of applicable United States securities rules) or employee of the Company or any of its subsidiaries at any time during the year 2002.

     The law firm of Ogilvy Renault, of which Mr. Fortier is a senior partner and Chairman, provided legal services to each of the Company and Nortel Networks Limited on several matters in 2002 and is expected to provide legal services in 2003.

     No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm of Piper Rudnick, of which Mr. Blanchard became a partner in October 2002, provided legal services to the Company or its subsidiaries on several matters in 2002 and is expected to provide legal services in 2003.

     Brandes Investment Partners, the beneficial owner of more than five percent of the Company’s issued and outstanding common shares, manages an international equity portfolio for the Nortel Networks Retirement Income Plan and a global equity portfolio for the Nortel Networks Limited Master Trust (which includes the Nortel Networks Managerial and Non-Negotiated Pension Fund and the Nortel Networks Negotiated Pension Fund). Fees paid to Brandes Investment Partners in respect of the United States pension plan are paid from the United States pension fund through the plan trustee (JPMorgan), and from the Canadian pension plans through the plan trustee (The Royal Trust Company). Total fees paid to Brandes Investment Partners for such services in respect of 2002 were approximately $0.4 million and Cdn$1.2 million, respectively. The values at December 31, 2002 of the portfolios managed for the United States and Canadian pension plans by Brandes Investment Partners were approximately $88 million and Cdn$324 million, respectively.

     See also “Compensation Committee Interlocks and Insider Participation” above.

JOINT BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF NORTEL
NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED

     The Joint Leadership Resources Committee, which reports to the boards of directors of Nortel Networks Corporation and Nortel Networks Limited, oversees the executive compensation programs of both Nortel Networks Corporation and Nortel Networks Limited. The committee is composed entirely of non-employee directors, none of whom are currently officers of Nortel Networks Corporation or Nortel Networks Limited and all of whom are currently “unrelated” under the Toronto Stock Exchange’s Corporate Governance Guidelines. The committee has primary responsibility for matters related to the strategic direction and overall effectiveness of the management of human resources and compensation, senior management succession planning, and the design and competitiveness of compensation plans, including the appointment, evaluation and remuneration of board appointed executive officers. As the board appointed executive officers of Nortel Networks Corporation are also the board appointed executive officers of Nortel Networks Limited and each company maintains executive compensation programs for executive officers, the committee assesses executive compensation on a combined basis. All matters related to the compensation of the president and chief executive officer of Nortel Networks Corporation and Nortel Networks Limited are approved by the boards of directors of both Nortel Networks Corporation and Nortel Networks Limited.

     The committee, through management, retains independent consultants from time to time to assist in its assessment of executive compensation programs.

     Section 162(m) of the United States Internal Revenue Code of 1986, as amended, limits the deductibility of certain types of compensation in excess of $1 million paid by a “publicly held corporation” to certain of its executive officers. This limitation generally applies only to compensation that is not considered to be “performance based” for purposes of the Internal Revenue Code and does not apply to awards made under Nortel Networks Corporation’s stock option plans. Nortel Networks Corporation and Nortel Networks Limited believe that the deductibility of cash compensation paid in 2002 to certain of its executive officers may be limited by section 162(m) of the Internal Revenue Code. The committee has determined that it is not appropriate at this time to limit the discretion to design the cash compensation arrangements payable to executive officers.

Compensation Philosophy and Objectives

     Our executive compensation programs are intended to attract, motivate and retain the key talent necessary to enable Nortel Networks Corporation and Nortel Networks Limited to be successful in the highly competitive business environment in which they operate. Certain executive compensation programs also focus, in particular, on the corporate goal of returning to profitability, consistent with shareholder expectations for performance and return. Our philosophy is to competitively compensate executive officers for total performance and contribution. Consistent with our philosophy, a significant portion of each executive officer’s compensation is “at risk”, dependent on achieving financial and other corporate and individual performance factors. For 2002, over 80 percent of the total targeted compensation of the president and chief executive officer was subject to stock performance or was performance-based, and 70 to 80 percent of the total targeted compensation for all other executive officers was subject to stock performance or was performance-based.

     Our integrated compensation program is designed to provide a total rewards approach to compensation based on the principles of:

(i)	competitive compensation. In 2002, the committee benchmarked total compensation for executive officers within the 50th and 75th percentile of such compensation paid by a group of comparator companies with whom Nortel Networks Corporation and Nortel Networks Limited compete for executive talent. The group of comparator companies, comprised of companies from the telecommunications and technology sectors, is subject to change as specific companies change their focus, merge or are acquired, or as new competitors emerge. The group of comparator companies is not necessarily the same as the peer companies used to compare shareholder returns of Nortel Networks Corporation in this proxy statement and proxy circular.

(ii)	rewarding performance. Consistent with the compensation philosophy, short term incentive cash awards are based on the achievement of financial and other corporate objectives set for Nortel Networks Corporation and the achievement of individual performance and contribution objectives, and were benchmarked to the 75th percentile of incentives paid to individuals with similar responsibilities by comparator companies. As an executive officer’s scope of responsibility increases, a greater percentage of the individual’s total compensation is “at risk”.

(iii)	share ownership and shareholder alignment. To promote alignment of management and shareholder interests, share ownership guidelines have been adopted for executive officers, which increase with higher levels of compensation. Executive officers are expected, over a period of time, to accumulate and hold common shares of Nortel Networks Corporation having a value equal to a percentage (which is set by the committee) of their base salary. While most executive officers increased their share ownership from January 1, 2002 to December 31, 2002, the decline in the price of Nortel Networks Corporation common shares has had a significant adverse effect on achievement of the guideline value targets.

     The major components of the executive compensation program are:

•	Base salary paid by Nortel Networks Limited or its subsidiaries
•	Short term incentives paid by Nortel Networks Limited or its subsidiaries
•	Long term incentives
•	Stock options awarded by Nortel Networks Corporation
•	Restricted stock units awarded by Nortel Networks Limited

Base Salary

     Base salaries for executive officers are paid by Nortel Networks Limited or its subsidiaries. Base salaries are determined by reference to individual performance, contribution and value, and are benchmarked to the 50th percentile of the salaries paid to individuals in positions with similar responsibilities by comparator companies operating in the relevant geographic employment market. Generally, the base salary component as a percentage of total targeted compensation ranges between 10 to 20 percent of the total. As a result of economic conditions and corporate performance during 2002, the majority of executive officers did not receive salary increases in 2002. Salary increases for specific executive officers during 2002 were generally as a result of a significant increase in responsibilities.

Short Term Incentives

     Short term incentive cash compensation awarded under the incentive plan is incremental compensation paid by Nortel Networks Limited or its subsidiaries and is based on achieving corporate and individual performance objectives for specified performance periods. The committee retains full discretion in determining whether, and the extent to which, corporate performance objectives have been met and whether, and to what extent, an award under the incentive plan should be made. An award under the incentive plan is determined as a percentage of annual base salary by reference to individual job scope, complexity, and responsibilities, and by individual performance and contribution, as well as corporate performance. A discretionary bonus pool under the incentive plan may also be applied towards individuals or groups whose relative contribution significantly added to the overall success of Nortel Networks Corporation. Generally, the short term incentive component as a percentage of total targeted compensation ranges between 10 to 20 percent of the total. Corporate performance objectives for the January 1 to June 30 and the July 1 to December 31 performance periods in 2002, and parameters for the discretionary bonus pool for the January 1 to June 30, 2002 performance period, were recommended by the committee and approved by the boards of directors of Nortel Networks Corporation and Nortel Networks Limited at the beginning of the year and at mid-year, respectively.

     The corporate performance objectives for the January 1 to June 30, 2002 period, in weighted order, were earnings, market momentum/revenue, cash flow, and customer loyalty. The corporate performance objectives for the July 1 to December 31, 2002 period, in weighted order, were earnings and revenue, cash flow, and customer loyalty. The committee had discretion to consider other business factors in making a final determination of corporate performance for both periods. Based on performance compared to the corporate performance objectives for the January 1 to June 30, 2002 period and the July 1 to December 31, 2002 period, as well as the overall performance of the business, the committee determined that the corporate performance factor was zero for each period and as a result no short term cash incentive awards were paid for 2002.

     The boards of directors of Nortel Networks Corporation and Nortel Networks Limited and the committee approved a “Return to Profitability” bonus program under the discretionary bonus pool provision of the incentive plan in the second half of 2002, to further align the interests of employees with the interests of shareholders in meeting the corporate objective of achieving and maintaining profitability. For the purposes of this program, “profitability” is defined as positive pro forma earnings from continuing operations (which excludes acquisition related costs and certain other items of a non-operational nature), as reported by Nortel Networks Corporation in its earnings press release(s) for the applicable quarter(s), on a cumulative basis. Under this program, substantially all employees will be eligible for a special cash bonus payable in one lump sum (other than to senior employees), if and when Nortel Networks Corporation first achieves profitability for a single fiscal quarter, provided that this is achieved by the end of 2003.

     With respect to senior employees, including executive officers, the special cash bonus under this program will be in an aggregate potential amount, based on a multiple of base salary, to be determined by the boards of directors of Nortel Networks Corporation and Nortel Networks Limited and the committee. For each such senior employee, the first portion, in an amount up to 20 percent of the aggregate potential amount, will be payable if and when Nortel Networks Corporation first achieves profitability for a single fiscal quarter, provided that this is achieved by the end of 2003. The second portion, in an amount up to 40 percent of the aggregate potential amount, will be payable if and when Nortel Networks Corporation achieves and maintains profitability for two consecutive fiscal quarters on a cumulative basis, which may include the fiscal quarter in respect of which the first portion is payable (but not the fourth quarter of 2002). The third and final portion, in an amount up to 40 percent of the aggregate potential amount, will be payable if and when Nortel Networks Corporation achieves and maintains profitability for four consecutive fiscal quarters on a cumulative basis, which may include the two consecutive fiscal quarters in respect of which the second portion is payable. Neither the second nor third portions of the bonus will be payable if the applicable payment performance criteria have not been satisfied by the end of 2004. In addition, if the first portion does not become payable (as a result of not achieving profitability for a single fiscal quarter by the end of 2003), then none of the second or third portions of the bonus will be payable.

     No bonuses have been awarded in respect of any period of 2002 pursuant to the “Return to Profitability” bonus program.

Long Term Incentives

     Long term incentive compensation has two elements: stock options and restricted stock units. Generally, long term incentives as a percentage of total targeted compensation range between 70 to 80 percent of the total.

Stock Options

     The Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated and the Nortel Networks Corporation 2000 Stock Option Plan are designed to encourage participants to acquire a proprietary interest in Nortel Networks Corporation, to provide each participant with a significant incentive to further the growth and development of Nortel Networks Corporation, and to attract and retain individuals with experience and ability.

     Ranges for stock option grants for executive officers in 2002 were set based on data obtained from benchmarking the stock option grant practices of comparator companies. Within the ranges, which varied with the scope of responsibility of the executive officer, grants in 2002 were based primarily on an assessment of the scope of an individual’s responsibilities, the significance of an individual’s role in achieving Nortel Networks Corporation’s long term business objectives, the individual’s outstanding stock options and restricted share units, and retention risk, and were generally targeted at the 50th percentile of grants made by comparator companies to their executive officers. Stock options have a maximum term of ten years; have an exercise price equal to the fair market value of a common share on the date of grant; and become exercisable in accordance with their vesting schedules.

     Performance accelerated stock options were granted to certain executive officers of Nortel Networks Corporation and Nortel Networks Limited in 2001 and to one additional executive officer in 2002 in conjunction with his officer appointment. Performance accelerated stock options are intended to retain recipients and motivate them to drive the performance of Nortel Networks Corporation and Nortel Networks Limited and shareholder value. Performance accelerated stock options have a term of six years and an exercise price equal to the fair market value of a common share on the date of grant, and vest four years after the date of grant. However, if certain corporate performance criteria are achieved, the vesting accelerates, with one-third of the options becoming exercisable, at the earliest, on October 31, 2002, and the remaining two-thirds of the options becoming exercisable, at the earliest, on October 31, 2003. Performance criteria are based on Nortel Networks Corporation meeting certain operating margin thresholds. As the applicable performance criteria were not achieved in 2002, no accelerated vesting occurred in 2002.

     In June 2001, Nortel Networks Corporation commenced a voluntary stock option exchange program whereby eligible employees could exchange certain then outstanding stock options for new stock options, based on a prescribed formula. Board appointed officers of Nortel Networks Corporation and Nortel Networks Limited in June 2001 were not eligible to participate in the stock option exchange program. None of the named executive officers participated in the program. In January 2002, Nortel Networks Corporation granted new stock options to eligible employees in accordance with the stock option exchange program, with exercise prices at the fair market value of Nortel Networks Corporation common shares on the date of grant.

Restricted Stock Units

     The Nortel Networks Limited Restricted Stock Unit Plan is an additional long term incentive plan that provides executive officers with the opportunity to receive common shares of Nortel Networks Corporation if Nortel Networks Corporation achieves certain performance criteria over a specified period of time.

     Restricted stock units were allocated to certain executive officers in 2001, and an additional allocation was made to Mr. Dunn in April 2002 to make his aggregate allocation commensurate with his position as president and chief executive officer. The actual number of restricted stock units to be issued and paid out on the applicable settlement date depends on the extent to which Nortel Networks Corporation achieves certain performance criteria over a two year performance period commencing April 1, 2001 and ending March 31, 2003, as determined by the committee and subject to its sole discretion. The two year performance period is divided into five shorter performance segments with distinct performance criteria. The committee assesses performance over the five performance segments. The performance criteria include resizing activity targets for the first segment, and corporate performance objectives under the incentive plan for the remaining four segments. In addition, the committee may consider Nortel Networks Corporation’s performance relative to key competitors on financial and strategic business indicators. The committee will use its discretion in determining the actual number of restricted stock units issued and paid out to a holder on the applicable settlement date. In addition, in order for restricted stock units to be issued and settled, certain other criteria must be met. Once issued, each restricted stock unit entitles the holder to receive one common share of Nortel Networks Corporation (or the equivalent cash payment if the holder elects and is in compliance with share ownership guidelines).

2002 Compensation for the President and Chief Executive Officer

     Mr. Dunn’s targeted 2002 total compensation was determined by benchmarking against the group of comparator companies described above at the 50th to 75th percentile, based on the target component percentiles also outlined above.

     Mr. Dunn’s base salary for 2002 was $825,000 per annum. There was no increase in Mr. Dunn’s base salary during 2002.

     Based on performance compared to the corporate performance objectives for the January 1 to June 30, 2002 and July 1 to December 31, 2002 performance periods, as well as the overall performance of the business, Mr. Dunn did not receive a short term incentive cash compensation award under the incentive plan in respect of 2002.

     Mr. Dunn was granted 750,000 stock options in February 2002. Mr. Dunn also received a maximum allocation of 150,000 restricted stock units in April 2002 under the 2001 restricted stock unit program, with the actual number of restricted stock units to be issued to be determined by the achievement of the applicable performance criteria over the two-year performance period ending on March 31, 2003. In addition to considering Mr. Dunn’s outstanding stock options and restricted stock units, the committee considered competitive standards compared to his aggregate stock option grants since being appointed president and chief executive officer in awarding the 2002 stock options, and Mr. Dunn’s appointment as president and chief executive officer in allocating the restricted stock units in 2002. Mr. Dunn was granted the stock options and allocated the restricted stock units as incentives to complete realignment activities, drive technology leadership and business performance, and return Nortel Networks Corporation and Nortel Networks Limited to profitability.

     This report has been submitted by R.E. Brown (chairman), W.A. Owens, S.H. Smith, Jr., and L.R. Wilson, as members of the Joint Leadership Resources Committee of the boards of directors of Nortel Networks Corporation and Nortel Networks Limited. The information pertaining to the compensation of the president and chief executive officer of Nortel Networks Corporation and of Nortel Networks Limited has been provided by J.J. Blanchard, R.E. Brown, J.E. Cleghorn, L.Y. Fortier, R.A. Ingram, W.A. Owens, G. Saucier, S.H. Smith, Jr., and L.R. Wilson, as members of the boards of directors of Nortel Networks Corporation and Nortel Networks Limited.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the common shares of the Company to the cumulative total return of the S&P 500 Composite Stock Index, the S&P 500 Telecommunications Equipment Index, and the S&P 500 Technology Index for the period which commenced on December 31, 1997 and ended on December 31, 2002.(1)(2)

Comparison of the Five-Year Cumulative Total Shareholder Return

	1997	1998	1999	2000	2001	2002

Nortel Networks Corporation	$100.00	$113.39	$459.55	$292.15	$68.21	$14.72
S&P 500 Composite Stock Index	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10
S&P 500 Telecommunications Equipment Index	$100.00	$176.17	$386.91	$169.26	$62.35	$28.58
S&P 500 Technology Index	$100.00	$172.98	$302.94	$181.91	$138.69	—

(1)	Assumes that $100.00 was invested in common shares of the Company on the New York Stock Exchange and in each of the indices on December 31, 1997, and that all dividends were reinvested. Prior to May 1, 2000, the cumulative total shareholder return on common shares related to common shares of Nortel Networks Limited. As a result of the May 1, 2000 court approved plan of arrangement with BCE Inc., Nortel Networks Limited’s outstanding common shares were exchanged for the Company’s common shares.

(2)	The S&P 500 Technology Index was discontinued in 2002. Accordingly, the Company selected the S&P 500 Telecommunications Equipment Index as a replacement for the discontinued index.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, or applicable Canadian securities legislation that might incorporate this document or future filings with the United States Securities and Exchange Commission or with any Canadian securities regulators, in whole or in part, the Joint Board Compensation Committee Report on Executive Compensation of Nortel Networks Corporation and Nortel Networks Limited and the Shareholder Return Performance Graph sections of this proxy circular and proxy statement shall not be deemed to be incorporated by reference into any such filing.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

     The Company maintains $250 million of group liability insurance for the protection of the directors and officers of the Company and its subsidiaries. The premium paid by the Company for this insurance in 2002 was $3,680,556 for the directors and officers as an aggregate group. The maximum deductible under the insurance policy is $5 million, but there is no deductible in connection with claims which the Company is not permitted by law to pay.

INDEMNIFICATION

     During the fiscal year ended December 31, 2002, the Company paid a total of Cdn$335,067 and $13,898 for legal fees and disbursements incurred by John A. Roth, the former president and chief executive officer of the Company, Clarence Chandran, the former chief operating officer of the Company, and Mr. Dunn, the president and chief executive officer of the Company, in connection with their defence of pending civil actions commenced against them and the Company, among others, arising out of public revenue and earnings statements and guidance provided by the Company prior to February 15, 2001 and/or the review of these events undertaken by Canadian securities regulatory authorities. The Company does not expect any further action to be taken by the securities regulatory authorities in respect of these matters. Further details on the status of the civil matters are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under “Contingencies” in the notes to the financial statements contained therein.

COMPENSATION OF DIRECTORS

     Effective January 1, 2002, each non-employee director of the Company and Nortel Networks Limited elected to receive all compensation for services rendered as a member of the board of directors of the Company and Nortel Networks Limited, any committees thereof, and as board or committee chairperson, in the form of share units, instead of cash, under the Directors’ Deferred Share Compensation Plans maintained by the Company and Nortel Networks Limited. The share units are settled a specified number of trading days following the release of the Company’s financial results after the director ceases to be a member of the applicable board, and each share unit entitles the holder to receive one common share of the Company.

     Directors of the Company and Nortel Networks Limited, who are not salaried employees of the Company or any of its subsidiaries, receive the compensation described in the table below for their services as directors. Mr. Roth, in his capacity as a director and non-executive vice-chairman of the board of the Company and of Nortel Networks Limited until February 28, 2002, also received the compensation described in the table below. The compensation of directors is considered on a combined basis in light of the overall governance structure of the Company and Nortel Networks Limited. Director compensation is set solely on an annual fee basis and fees are not paid for board or committee meeting attendance.

Payor	Fee Type	Fee Amount Paid in Share Units
(effective January 1, 2002 unless otherwise specified)

Nortel Networks Limited	Annual Board Retainer	$50,000

Company and/or Nortel Networks Limited	Annual Committee Membership Retainer	$12,500, or $6,250 each for membership on the same committee of the boards of the Company and Nortel Networks Limited.

Company and/or Nortel Networks Limited	Annual Committee Chairman Fee	$7,500, or $3,750 each for chairmanship of the same committee of the boards of the Company and Nortel Networks Limited. Effective July 25, 2002, the fee for the chairman of the audit committee of the Company and Nortel Networks Limited was increased to $17,500, or $8,750 for each audit committee, in recognition of the significant responsibilities assumed by the audit committee chairman.

Nortel Networks Limited	Special Assignments	$3,000 per day, up to $50,000 annually. No director received any fees for special assignments in 2002. Eliminated effective February 14, 2003.

Company	Life Insurance	Cdn$100,000 while a director and Cdn$75,000 following retirement at or after age 65 or after ten years of board membership (including Nortel Networks Limited board membership).

     Directors entitled to the above remuneration are also reimbursed for reasonable travel and living expenses properly incurred by them in attending any meetings of the boards of directors of the Company and Nortel Networks Limited or their committees.

     Share ownership guidelines adopted by the boards of directors of the Company and Nortel Networks Limited require each director to own, directly or indirectly, 8,000 common shares of the Company within two years from the earlier of the date he or she was first elected or appointed to the boards of directors of the Company or Nortel Networks Limited. Share units credited under the Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan are included in the calculation of the number of common shares of the Company owned by a director for this purpose.

     Retirement benefits are not paid to non-employee directors of the Company or to non-employee directors of Nortel Networks Limited elected after January 1, 1996. Non-employee directors of Nortel Networks Limited elected prior to January 1, 1996 are entitled to receive retirement benefits equal to 75 percent of the greater of $27,500 and the annual retainer paid to each director at retirement, indexed to reflect approximately half of the increase in directors’ retainers after retirement. The benefits are payable for a maximum of ten years.

     Effective January 1, 2002, L.R. Wilson elected to receive his additional compensation for serving as chairman of the board of the Company and of Nortel Networks Limited of $15,000 per month from each of the Company and Nortel Networks Limited in share units. Mr. Wilson’s compensation did not change when he assumed the position of executive chairman of the board of the Company and of Nortel Networks Limited for the period from November 2001 to February 2002.

JOINT CORPORATE GOVERNANCE REPORT OF NORTEL NETWORKS CORPORATION AND NORTEL
NETWORKS LIMITED

     The boards of directors of Nortel Networks Corporation and Nortel Networks Limited have a strong commitment to effective corporate governance. In 1993, the board of Nortel Networks Limited created a special committee on corporate governance to examine corporate governance issues and to make recommendations to the board. The report of the special committee was adopted by the board of Nortel Networks Limited and was also formally adopted by the board of Nortel Networks Corporation in 2001. The report forms the basis for the governance guidelines followed by the boards since that date. The boards’ current governance guidelines include:

•	limiting the size of the board to a maximum of 15 directors; each of the boards is currently composed of 10 directors;

•	the appointment of a non-executive chairman of the board, unless otherwise determined by the boards to be in the best interests of Nortel Networks Corporation and/or Nortel Networks Limited, due to circumstances existing at that time;

•	limiting the number of directors who are also members of management to three;

•	establishing a general retirement age of 70 for directors and providing for director terms that generally would not exceed ten years (for directors elected after 1993);

•	generally refraining from nominating former chief executive officers for re-election as directors following their retirement or resignation as chief executive officer;

•	requiring that the board meet at least eight times each year and that executive sessions (without management present) of the Nortel Networks Corporation board of directors be scheduled on a regular basis and that executive sessions of the Nortel Networks Limited board of directors be held periodically as desired;

•	annually evaluating the effectiveness of the boards and their committees and of individual directors; and

•	constituting a committee on directors, or governance committee, composed exclusively of outside directors.

     The boards’ governance guidelines and the boards’ mandates can be viewed in their entirety on our website at www.nortelnetworks.com.

     The boards of Nortel Networks Corporation and Nortel Networks Limited are each comprised of a majority of “independent” and “unrelated” directors, as defined under the current listing requirements of the New York Stock Exchange and the current Toronto Stock Exchange Corporate Governance Guidelines, respectively. The board of Nortel Networks Limited has had a non-executive chairman since 1993 and the board of Nortel Networks Corporation has had a non-executive chairman since its incorporation in 2000, with the sole exception of a four month period from November 2001 to February 2002 during which L.R. Wilson was appointed executive chairman to assist in the transition to a new president and chief executive officer (see below). In his role as chairman of the board, Mr. Wilson is responsible for ensuring that the boards function in a manner that is independent of management, including managing meeting schedules and agendas, chairing the meetings of the boards, acting as a liaison between senior management and the boards, and providing advice to senior management on various matters. The boards engage in an annual assessment of the performance of the boards and their committees, and of the directors themselves. An executive session, without members of management present, is scheduled for each regularly scheduled monthly meeting of the board of Nortel Networks Corporation. Executive sessions of the board of Nortel Networks Limited are held periodically, as required. Executive sessions are chaired by the non-executive chairman. With the exception of the executive committees of the boards, there are no management directors on board committees, and all committees are composed of a majority of “independent” and “unrelated” directors (see below). All committees have a written mandate or charter approved by the boards.

     Directors are informed of the business of Nortel Networks Corporation and Nortel Networks Limited through, among other things, regularly scheduled informal discussions with the president and chief executive officer, reviewing materials provided to them for their information and review, and participation in meetings of the boards and their respective committees. In recognition of the continued challenges faced by the telecommunications industry and by Nortel Networks Corporation and Nortel Networks Limited, and the rapidly changing business environment, the boards and their committees met more frequently, either in person or by telephone, in 2002. Certain of the board meetings were held jointly by telephone to enable the boards to receive brief updates on recent developments in the business between regularly scheduled meetings. During 2002, the board of directors of Nortel Networks Corporation held 30 meetings and the board of directors of Nortel Networks Limited held 28 meetings. Additional meetings of the boards of directors of Nortel Networks Corporation and Nortel Networks Limited and of their respective committees are held as considered appropriate in the circumstances.

     The committees of the board of directors of Nortel Networks Corporation are:

•	the audit committee (which held 15 meetings in 2002);

•	the executive committee (which did not meet in 2002);

•	the committee on directors (which held four meetings in 2002); and

•	the joint leadership resources committee (which held 11 meetings in 2002).

     The committees of the board of directors of Nortel Networks Limited are:

•	the pension fund policy committee (which held four meetings in 2002);

•	the audit committee (which held 15 meetings in 2002);

•	the executive committee (which did not meet in 2002);

•	the joint leadership resources committee (which held 11 meetings in 2002); and

•	the customer finance committee (which held two meetings in 2002).

     The committee mandates or charters can be viewed on our website at www.nortelnetworks.com and the Nortel Networks Corporation audit committee charter is attached as Exhibit I to this proxy circular and proxy statement.

     The boards’ current governance guidelines and practices already include a number of the corporate governance reforms recently proposed in Canada and the United States. The committee on directors and the boards continue to review the existing governance guidelines and practices and proposed governance reforms in order to implement the most effective corporate governance policies and practices for Nortel Networks Corporation and Nortel Networks Limited. The boards plan to adopt changes to their governance guidelines and practices as necessary to comply with the United States Sarbanes-Oxley Act of 2002 and any new rules issued by the United States Securities and Exchange Commission, the New York Stock Exchange, the Toronto Stock Exchange, and other applicable securities regulatory authorities.

     From November 2001 to February 2002, F.A. Dunn, president and chief executive officer, J.A. Roth, non-executive vice-chairman, and Mr. Wilson, executive chairman of the board, served as the members of the Office of the Chief Executive. The Office of the Chief Executive was formed by the board of Nortel Networks Corporation to facilitate the transition in leadership to Mr. Dunn, to assist in setting the strategic direction of Nortel Networks Corporation, and to act in an advisory capacity to the new senior management team. The board of Nortel Networks Limited made identical appointments. In approving the appointment of Mr. Wilson as an executive chairman of the board and the then intended nomination of Mr. Roth for re-election as a director in 2002, the boards made exceptions to the corporate governance guidelines in the best interests of Nortel Networks Corporation and Nortel Networks Limited at that time. The boards continued to consider Mr. Wilson to be independent of management during his tenure as executive chairman of the board of Nortel Networks Corporation and of Nortel Networks Limited, and he continued to be responsible for ensuring that the boards discharged their responsibilities independently of management. Once the boards determined that the leadership transition was successfully completed, and the Office of the Chief Executive was dissolved, Mr. Wilson returned to his position as a non-executive chairman of the boards of Nortel Networks Corporation and Nortel Networks Limited.

     The following disclosure is in response to the requirements of the Toronto Stock Exchange, or TSX, and indicates how the corporate governance policies and practices of Nortel Networks Corporation and Nortel Networks Limited align with the TSX Corporate Governance Guidelines:

TSX Corporate Governance
Guidelines		Comments

1.	Board should explicitly assume responsibility for stewardship of the corporation, and specifically for:	The boards of directors of Nortel Networks Corporation and Nortel Networks Limited are responsible for supervising the management of the business and affairs of Nortel Networks Corporation and Nortel Networks Limited, respectively, and have adopted mandates describing their responsibilities. The boards review, discuss and approve various matters related to each corporation’s strategic direction, business and operations, and organizational structure with a view to the best interests of the corporation and its shareholders generally. The boards’ duties include social responsibility issues and environmental matters.

	a) Adoption of a strategic planning process	The duties of the boards include the adoption of a strategic planning process that typically involves the review of multi-year strategic business plans that identify business opportunities in the context of the business environment and related corporate objectives, the approval of annual operating budgets and the approval of acquisitions, dispositions, investments, and financings that exceed certain prescribed limits. In light of the rapidly changing business environment in 2002, the boards reviewed business plans for 2002 and 2003 only.

	b) Identification of principal risks, and implementing risk management systems	The boards and their respective audit committees oversee the identification of the principal risks of the business of the companies and the implementation by management of appropriate systems to manage such risks.

	c) Succession planning and monitoring senior management	The boards and the joint leadership resources committee (described in Item 9 below) are responsible for establishing processes for succession planning, reviewing succession plans for key members of senior management, and appointing and monitoring the performance of senior executives. The joint leadership resources committee reviews and assesses, in conjunction with the boards, the performance of the chief executive officer of Nortel Networks Corporation and Nortel Networks Limited and, with the chief executive officer, all other key members of senior management who report to the chief executive officer, as well as the quality and effectiveness of the senior management team.

TSX Corporate Governance
Guidelines		Comments

	d) Communications policy	The disclosure policy and procedure of Nortel Networks Corporation (which also applies to Nortel Networks Limited and its subsidiaries) is reviewed periodically by the boards. The objectives of the policy include continuing to ensure that communications of material information to the investing public are timely, accurate, balanced and effective, and are broadly disseminated in accordance with all applicable securities laws and stock exchange rules. The policy assigns responsibility to the members of a disclosure committee for reviewing and providing advice to the chief executive officer and chief financial officer with respect to the public disclosure of material information and for overseeing disclosure practices. Under the oversight of the disclosure committee, disclosure controls and procedures have been adopted to assist Nortel Networks Corporation and Nortel Networks Limited in complying with the disclosure requirements of applicable securities laws and stock exchange listing standards. These disclosure controls and procedures are evaluated on a periodic basis, under the supervision of the disclosure committee and with the participation of management, including the chief executive officer and chief financial officer, to enable the chief executive officer and the chief financial officer to provide the certifications as to the effectiveness of the design and operation of such controls and procedures required to be filed under the United States Sarbanes-Oxley Act of 2002 and the rules of the United States Securities and Exchange Commission. The disclosure policy also provides that the audit committee and/or the board of Nortel Networks Corporation must review earnings guidance and other material information regarding financial outlook prior to its issuance to the public. The boards, with the assistance of the audit committees, where appropriate, also approve the contents of major disclosure documents, including annual and quarterly financial statements, proxy circulars and proxy statements, and Annual Reports on Form 10-K.

Nortel Networks Corporation and Nortel Networks Limited communicate regularly with shareholders through press releases, as well as annual and quarterly reports. Investor and shareholder concerns are addressed on an on-going basis by the investor relations department and the corporate secretary of Nortel Networks Corporation and Nortel Networks Limited, and through the Internet home page at http://www.nortelnetworks.com.

	e) Integrity of internal control and management information systems	The boards and their respective audit committees are responsible for the oversight of the reliability and integrity of accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management. Each audit committee has oversight responsibility for the establishment by management of an adequate system of internal controls and the maintenance of practices and processes to assure compliance with applicable laws.

2.	a) Majority of directors should be “unrelated” (independent of management and free from conflicting interest)	The respective boards of Nortel Networks Corporation and Nortel Networks Limited are comprised of ten members. The boards will each remain comprised of ten members effective upon the election of directors by the shareholders of Nortel Networks Corporation and the election of the directors of Nortel Networks Limited by Nortel Networks Corporation, the sole voting shareholder of Nortel Networks Limited. The boards have determined that seven of the ten nominees for election as directors of Nortel Networks Corporation and Nortel Networks Limited are “unrelated” directors.

TSX Corporate Governance		Comments
Guidelines

	b) If the corporation has a significant shareholder, the board should include directors who do not have interests in or relationships with the corporation or such significant shareholder	This requirement does not apply to Nortel Networks Corporation, since it does not have a significant shareholder. It does not apply to Nortel Networks Limited, since all of its voting and equity shares are owned by Nortel Networks Corporation.

3.	Disclose, for each director, whether he or she is related, and how that conclusion was reached	Of the nominees for election as directors, F.A. Dunn, the president and chief executive officer of Nortel Networks Corporation and Nortel Networks Limited, as a member of management, is a “related” director as defined in the TSX Corporate Governance Guidelines. Messrs. Blanchard and Fortier are partners in law firms that provide and are expected to continue to provide legal services to Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries. While the boards are satisfied that the business relationships of Messrs. Blanchard and Fortier do not, in fact, materially interfere with their ability to act with a view to the best interests of Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries, the boards acknowledge that in the current environment, such business relationships could be perceived by others to interfere with the exercise of their independence from management of Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries. As a result, the boards consider Messrs. Blanchard and Fortier to be “related” for purposes of the TSX Corporate Governance Guidelines.

As for the remainder of the nominees, namely R.E. Brown, J.E. Cleghorn, R.A. Ingram, W.A. Owens, G. Saucier, S.H. Smith, Jr., and L.R. Wilson, none of them or their associates: (i) have been employees of Nortel Networks Corporation or Nortel Networks Limited or their respective subsidiaries, or (ii) have business or other relationships with or have received remuneration from Nortel Networks Corporation or Nortel Networks Limited or their respective subsidiaries (other than directors’ remuneration), which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the corporation. Consequently, all such directors are considered to be “unrelated” to Nortel Networks Corporation and Nortel Networks Limited.

TSX Corporate Governance
Guidelines		Comments

4.	a) Appoint a committee of directors responsible for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis	The committee on directors of Nortel Networks Corporation is primarily responsible for:

•    identifying new candidates for election or appointment to the board of directors;

•    making recommendations to the board of directors on corporate governance matters such as:

      •    the size and composition of the board;

      •    the compensation and tenure of directors and the annual evaluation of the board, committees and directors;

• the structure, responsibility and composition of committees of the board; and

• the consideration of nominations of persons recommended by shareholders for election to the board.

In identifying candidates for election or appointment to the board of directors, the committee on directors, recognizing the benefits of diversity, seeks to select candidates who by virtue of their differing skills, areas of expertise, professional and personal backgrounds and geographic location are best able to contribute to the direction of the business and affairs of Nortel Networks Corporation.

b) Composed exclusively of outside (non-management) directors, a majority of whom are unrelated	The board of directors of Nortel Networks Limited is apprised of the deliberations of the committee on directors of Nortel Networks Corporation and makes all corporate governance determinations on behalf of Nortel Networks Limited.

The members of the committee on directors of Nortel Networks Corporation are L.Y. Fortier (Chairman), R.A. Ingram and L.R. Wilson, all of whom are outside directors and a majority of whom are “unrelated” directors. Although as an executive chairman of the board and a member of the Office of the Chief Executive of each of Nortel Networks Corporation and Nortel Networks Limited from November 2001 to February 2002, Mr. Wilson would not have been considered an outside director as defined in the TSX Corporate Governance Guidelines, the board of directors of Nortel Networks Corporation nevertheless considered Mr. Wilson independent of management during such period.

5.	Implement a process for assessing the effectiveness of the board, its committees and individual directors	The chairman of the board of Nortel Networks Corporation and of Nortel Networks Limited and the chairman of each of the committees of the boards are responsible for ensuring the effective administration and performance of the boards and their committees, respectively. The committee on directors of Nortel Networks Corporation has primary responsibility for corporate governance matters (see Item 4(a) above). The committee on directors of Nortel Networks Corporation conducts, for both boards, an annual survey of directors on the effectiveness of the operations of the boards and their committees, and each director.

6.	Provide an orientation and education program for new directors	New directors of Nortel Networks Corporation and Nortel Networks Limited receive an induction package and, in addition, executive briefing sessions are generally arranged. The boards also receive periodic presentations from senior management on issues relevant to the business of Nortel Networks Corporation and Nortel Networks Limited, as well as the industry and competitive environment in which they operate.

TSX Corporate Governance
Guidelines		Comments

7.	Consider reducing board size, with a view to improving effectiveness	The boards are of the view that their respective size (ten members) is conducive to efficient decision-making.

8.	Board should review compensation of directors in light of risks and responsibilities	The boards and the committee on directors of Nortel Networks Corporation periodically review the adequacy and form of compensation (cash or stock-based) received by directors to ensure that the compensation received by the directors is competitive and accurately reflects the risks and responsibilities involved in being an effective director. The compensation of directors is considered on a combined basis in light of the overall governance structure of Nortel Networks Corporation and Nortel Networks Limited.

9.	Committees of the board should generally be composed of outside (non-management) directors, a majority of whom are unrelated directors	Each of the committees of the boards is currently composed entirely of outside directors, except the executive committees (four of five members of each executive committee are outside directors), and all committees are composed of a majority of “unrelated” directors.

The executive committees of Nortel Networks Corporation and Nortel Networks Limited have identical membership and mandates. During periods between meetings of the boards or in extenuating circumstances, the executive committees may exercise, subject to certain limitations, all authority and powers of the boards of directors. The members of the executive committees of Nortel Networks Corporation and Nortel Networks Limited are L.R. Wilson (Chairman), R.E. Brown, J.E. Cleghorn, F.A. Dunn, and S.H. Smith, Jr.

The customer finance committee of Nortel Networks Limited is primarily responsible for reviewing customer financings to be provided by Nortel Networks Limited or a subsidiary, reporting on such matters to the board and making recommendations for approval by the board with respect thereto, if approval of the board is required in accordance with the customer financing authority approved by the board from time to time. The members of the customer finance committee of Nortel Networks Limited are R.A. Ingram (Chairman), J.J. Blanchard, R.E. Brown, L.Y. Fortier, W.A. Owens, and G. Saucier.

The pension fund policy committee of Nortel Networks Limited is primarily responsible for the general oversight of the financial administration of certain of the pension plans, including the investment of pension funds, maintained by Nortel Networks Limited and appropriate subsidiaries, which includes the review and approval of the investment policies and goals to be followed in the investment of pension funds, as well as the appointment and removal of investment managers, financial advisors, auditors, custodians or trustees. The pension fund policy committee also receives audited financial statements of the pension plans and recommends their approval by the board. The members of the pension fund policy committee of Nortel Networks Limited are S.H. Smith, Jr. (Chairman), J.J. Blanchard, J.E. Cleghorn, L.Y. Fortier, W.A. Owens, and G. Saucier.

TSX Corporate Governance		Comments
Guidelines

The joint leadership resources committee is a joint committee of the boards. It is primarily responsible for reviewing and approving, where appropriate, matters related to the strategic direction and overall effectiveness of the management of human resources and compensation, senior management succession planning, the appointment and compensation of key members of senior management, the assessment of the senior management leadership team and the appointment of officers of the corporations and for making recommendations for approval by the boards of directors with respect to such matters. The members of the joint leadership resources committee are R.E. Brown (Chairman), W.A. Owens, S.H. Smith, Jr., and L.R. Wilson.

The audit committees of Nortel Networks Corporation and Nortel Networks Limited have identical memberships. The audit committees are responsible for the oversight of the reliability and integrity of accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management. Each audit committee has oversight responsibility for the qualifications, independence and performance of the external auditors, the establishment by management of an adequate system of internal controls and the maintenance of practices and processes to assure compliance with applicable laws. The audit committees review the independence of the external auditors and confirm to the boards the independence of the external auditors in accordance with applicable regulations. The external auditors are accountable to the audit committees and to the boards as representatives of the shareholders. Each audit committee has direct access to the internal auditors and external auditors to discuss and review specific issues as appropriate. The members of the audit committees of Nortel Networks Corporation and Nortel Networks Limited are J.E. Cleghorn (Chairman), R.E. Brown, R.A. Ingram, G. Saucier, and S.H. Smith, Jr.

Regarding the committee on directors, see Items 4(a) & 4(b).

10.	Board should assume responsibility for, or assign to a committee the general responsibility for, the approach to corporate governance issues	See Items 4(a) & 4(b).

11.	a) Define limits to management’s responsibilities by developing mandates for:

	(i) the board	The boards have approved mandates which describe their responsibilities. The respective boards act in a supervisory role and expect management to be responsible for the day-to-day operations of each corporation and to implement the approved corporate objectives and strategic business plans within the context of authorized budgets, specific delegations of authority for various matters, and corporate policies and procedures. Management is expected to report regularly to the boards of directors in a comprehensive, accurate and timely manner on the business and affairs of each corporation.

Any responsibility that is not delegated to senior management or to a committee of either board remains with the board. The boards regularly receive and consider reports and recommendations from their committees and, where required, from outside advisors. See Item 1.

TSX Corporate Governance		Comments
Guidelines

	(ii) the Chief Executive Officer	The boards set objectives for the chief executive officers of Nortel Networks Corporation and Nortel Networks Limited and review performance against those objectives at least annually. These objectives include the general mandate to implement the approved corporate objectives and the strategic business plan (see Item 1(a)).

	b) Board should approve Chief Executive Officer’s corporate objectives	See Item 11(a)(ii).

12.	Establish procedures to enable the board to function independently of management	Mr. Wilson, the current non-executive chairman of the board of Nortel Networks Corporation and of Nortel Networks Limited, is responsible for ensuring that the boards discharge their responsibilities independently of management. An executive session, without members of management present, is planned for each regularly scheduled monthly meeting of the board of directors of Nortel Networks Corporation. Executive sessions of the board of Nortel Networks Limited are held periodically, as required. Executive sessions are chaired by the non-executive chairman. The boards have access to information independent of management through the external auditors. The boards believe that sufficient processes are in place to enable them to function independently of management.

13.	a) Establish an audit committee with a specifically defined mandate	The membership and the mandates of the audit committees of Nortel Networks Corporation and Nortel Networks Limited are identical. A copy of the Nortel Networks Corporation audit committee mandate is attached as Exhibit I to this proxy circular and proxy statement. Nortel Networks Corporation is required by the New York Stock Exchange to comply with the listing standards relating to audit committees, including reviewing and assessing the adequacy of its mandate on an annual basis. Each member of the audit committees of Nortel Networks Corporation and Nortel Networks Limited is “independent” as currently defined under such standards. See Item 9.

	b) All members should be non-management directors	The audit committees of Nortel Networks Corporation and Nortel Networks Limited are comprised of directors who are neither officers or employees of Nortel Networks Corporation nor any of its subsidiaries, including Nortel Networks Limited. The members are also “unrelated” directors under the current TSX Corporate Governance Guidelines.

14.	Implement a system to enable individual directors to engage outside advisors, at the corporation’s expense	The boards and each of the committees may retain outside advisors at their discretion and at the expense of Nortel Networks Corporation or Nortel Networks Limited, as the case may be, and if a director wishes to retain an outside advisor in special circumstances, the relevant board will consider such request on its merits.

     This corporate governance report has been reviewed by the committee on directors and approved by the boards of directors of Nortel Networks Corporation and Nortel Networks Limited.

AUDITOR INDEPENDENCE

     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), are the principal independent accountants of the Company and Nortel Networks Limited.

     In April 2002, the audit committees of the Company and Nortel Networks Limited recommended for approval, and the boards of directors of the Company and Nortel Networks Limited approved, a policy that thereafter the Company’s auditors would be retained solely to provide audit and audit-related services and advice with respect to tax matters, and that the auditors would not be retained to provide consulting services, such as information technology services. The policy applies to new engagements and does not affect limited term engagements in effect at the time the policy was approved. The Company also resolved that any decision to retain Deloitte Consulting in the future for any consulting services would be made only after the completion of the announced plan to separate Deloitte Consulting (now Braxton Consulting) from Deloitte & Touche. The announced separation has not yet occurred.

     Deloitte & Touche provided certain consulting and other non-audit services to the Company and its subsidiaries, including Nortel Networks Limited, in 2002 in connection with engagements entered into before the above policy was adopted, and as a result of the acquisition of a portion of the tax consulting and other non-tax businesses of Arthur Andersen LLP by Deloitte & Touche. For part of 2002, Deloitte & Touche also provided certain immigration services, following the discontinuation of such services by an affiliate of Arthur Andersen in May 2002, and the subsequent employment by Deloitte & Touche of the key personnel who had performed such services for the Company and its subsidiaries while in the employment of such Arthur Andersen affiliate. The audit committee of the Company subsequently determined that these immigration services are not permitted by the above policy and, as a result, no new immigration services are being performed by Deloitte & Touche and all in-process immigration services will be transferred to a new service provider or completed by Deloitte & Touche in due course. The audit committee of the Company has considered whether the provision of the non-audit services is compatible with maintaining Deloitte & Touche’s independence.

Audit Fees

     Deloitte & Touche billed the Company and its subsidiaries $8.1 million and $9.9 million for 2002 and 2001, respectively, for the following audit services: (i) audit of the annual consolidated financial statements of the Company and Nortel Networks Limited for the fiscal years ended December 31, 2002 and 2001; (ii) review of the interim financial statements of the Company and Nortel Networks Limited included in quarterly reports on Form 10-Q and quarterly reports to shareholders for the periods ended March 31, June 30 and September 30, 2002 and 2001; (iii) audits of individual statutory financial statements; (iv) attest services and the provision of comfort letters; (v) the provision of consent letters; and (vi) review and advice in respect of accounting matters in connection with the Company’s and its subsidiaries credit facilities, shelf registration statement and prospectus filings and related public offerings of equity units and common shares.

Audit-Related Fees

     Deloitte & Touche billed the Company and its subsidiaries $1.1 million and $2.7 million for 2002 and 2001, respectively, for the following audit-related services: (i) due diligence services; (ii) audit of pension plan financial statements; (iii) accounting consultations and audits in connection with dispositions; (iv) internal control reviews; (v) accounting consultations regarding financial accounting standards for various local business-related transactions; and (vi) accounting consultations and review of regulatory filings in connection with the Company’s June 2001 stock option exchange program.

Tax Fees

     Deloitte & Touche billed the Company and its subsidiaries $13.7 million and $5.9 million for 2002 and 2001, respectively, for the following tax services: (i) tax compliance; (ii) tax planning; and (iii) tax advice, including preparation of revised United States-related tax filings for 1995 through 1999, tax return preparation and/or review services for senior executives and expatriate employees, and advice in respect of Canadian tax compliance for foreign affiliates.

All Other Fees

     Deloitte & Touche billed the Company and its subsidiaries $1.7 million and $8.2 million for 2002 and 2001, respectively, for the following services: (i) non-financial information systems design and implementation; (ii) financial information systems design and implementation; (iii) immigration services; and (iv) review of import/export and social security requirements/reports. Approximately $1.0 million and $6.7 million in 2002 and 2001, respectively, of the above services billed by Deloitte & Touche were for services provided by Deloitte Consulting.

     In addition to the April 2002 policy limiting the scope of future services Deloitte & Touche may provide to the Company described above, the audit committees of the Company and Nortel Networks Limited continue to monitor legislative and regulatory developments concerning auditor independence and services that may be provided by independent auditors to an audit client, including those developments under the United States Sarbanes-Oxley Act of 2002 and related rules issued by the United States Securities and Exchange Commission. In January 2003, the audit committees of the Company and Nortel Networks Limited began implementing a process for the pre-approval of engagements of Deloitte & Touche for services in anticipation of the implementation of the new pre-approval requirements under the United States Sarbanes-Oxley Act of 2002 and related rules issued by the United States Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION

     The audit committee of the Company’s board of directors is comprised entirely of “unrelated”, “independent” directors as currently defined in the Toronto Stock Exchange Corporate Governance Guidelines and New York Stock Exchange Listing Standards, respectively. The audit committee operates under a written mandate adopted by the Company’s board of directors. A copy of the current mandate is attached as Exhibit I to this proxy circular and proxy statement.

     The audit committee of the Company’s board of directors meets privately with both Deloitte & Touche and the internal auditors on a periodic basis, each of whom has unrestricted access to the audit committee.

     The audit committee of the Company’s board of directors has reviewed and discussed with senior management the audited financial statements of the Company for the fiscal year ended December 31, 2002. The audit committee has discussed with Deloitte & Touche, the independent auditors of the Company, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications). The audit committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed with Deloitte & Touche the independence of Deloitte & Touche as auditor of the Company. Based on the foregoing, the audit committee of the Company has recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the United States Securities and Exchange Commission.

     This report is dated as of [•], 2003 and has been submitted by J.E. Cleghorn (Chairman), R.E. Brown, R.A. Ingram, G. Saucier, and S.H. Smith, Jr.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934 that might incorporate this document or future filings with the United States Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

APPOINTMENT OF AUDITORS

     At the meeting, you will be asked to appoint Deloitte & Touche LLP as the Company’s independent auditors until the Company’s next annual meeting. Deloitte & Touche LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favor of this action.

     We recommend that you vote FOR the appointment of Deloitte & Touche LLP. Deloitte & Touche LLP and its predecessors have acted as auditors for the Company since 2000 and for Nortel Networks Limited and its predecessors since 1914.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY YOUR SHARES WILL BE VOTED FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

     Arrangements have been made for one or more representatives of Deloitte & Touche LLP to attend the meeting. Deloitte & Touche LLP’s representatives will be given an opportunity to make a statement and to answer appropriate questions.

PROPOSED CONSOLIDATION OF SHARE CAPITAL

General

     By resolution approved on February 14, 2003, the board of directors of the Company authorized the submission to shareholders of the special resolution set forth in Schedule A to this proxy circular and proxy statement approving an amendment to the Company’s restated articles of incorporation to consolidate its issued and outstanding common shares. If the special resolution is approved, the board of directors will have the authority, in its sole discretion, to select the exact consolidation ratio, provided that (i) the ratio may be no smaller than one post-consolidation share for every five pre-consolidation shares and no larger than one post-consolidation share for every ten pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares (i.e., either five, six, seven, eight, nine or ten shares). Approval of the special resolution by shareholders would give the board of directors authority to implement the consolidation at any time prior to April 15, 2004. In addition, notwithstanding approval of the proposed consolidation by shareholders, the board of directors, in its sole discretion, may revoke the special resolution, and abandon the consolidation without further approval or action by or prior notice to shareholders.

Background and Reasons for the Share Consolidation

     The Company first listed its common shares on the New York Stock Exchange (the “NYSE”) in 1975 and, over time, the NYSE has become the largest trading market for the Company’s common shares. During each of the last three years, the annual trading volume of the Company’s common shares on the NYSE exceeded the annual trading volume on the Toronto Stock Exchange (the “TSX”), and the average daily trading volume of the Company’s common shares on the NYSE is now typically greater than on the TSX. As of February 28, 2003, registered shareholders with addresses in the United States were the holders of record of approximately [59] percent of the Company’s outstanding common shares.

     Among other requirements, the continued listing standards established by the NYSE provide that a company can be delisted if its average closing share price is below $1.00 over a consecutive 30-day trading period. On September 25, 2002, the average closing price of the Company’s common shares on the NYSE during the consecutive 30 trading-day period prior to such date was below $1.00 and, as a result, the NYSE notified the Company by letter dated September 26, 2002 that it fell below the continued listing requirement.

     Under the NYSE’s rules, a company that fails to meet this continued listing requirement must bring its share price and average closing price back above $1.00 by the end of the six-month period following receipt of the NYSE’s notification. However, where a company has notified the NYSE that it intends to cure the minimum price condition by a corporate transaction requiring approval of its shareholders, it must obtain shareholder approval by no later than its next annual meeting and implement the transaction promptly thereafter, in which case the minimum price condition will be deemed to be cured if the share price promptly exceeds $1.00 per share and the price remains above that level for at least the following 30 consecutive trading days.

     On September 25, 2002, the Company announced that it planned to present a proposal to its shareholders for a consolidation of its outstanding common shares (also known as a reverse stock split) at its annual meeting planned for the spring of 2003. The announcement stated that the planned consolidation was intended to satisfy the NYSE’s continued listing requirements and that the consolidation ratio would be set by the Company’s board of directors in early 2003 at a level which would be expected to result in an initial post-consolidation common share price in the range of $10 to $20 per share, assuming receipt of shareholder and regulatory approvals.

     Although the Company achieved an average closing share price on the NYSE above $1.00 for the consecutive 30 trading-day period from October 8, 2002 through November 18, 2002, and the Company’s closing share price on the NYSE was $[•] on February 28, 2003, the NYSE will determine if the Company has cured the minimum price condition only at the end of the six-month period, being on or about March 25, 2003, or failing which, after 30 consecutive trading days following the implementation of the consolidation promptly after the meeting, assuming the proposed consolidation is approved by shareholders at the meeting.

     Failure to achieve this minimum price condition would result in the removal of the listing of the Company’s common shares from the NYSE. This delisting would likely decrease the attractiveness of the Company’s common shares to investors in the United States and cause the trading volume of the Company’s common shares to decline, which could result in a decline in the price of the common shares.

     The Company’s board of directors believes that, even if the NYSE’s minimum price condition is satisfied at the end of the relevant six-month period, it is in the interest of shareholders of the Company for the board of directors to have the authority to implement a share consolidation in order to return the Company’s share price to a level that is typical of share prices of other major widely-owned companies. The board of directors also believes that the anticipated higher share price resulting from the consolidation may meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their investing guidelines from investing in the Company’s common shares at current price levels. In addition, the board of directors believes that the Company’s shareholders will benefit from relatively lower trading costs for a higher priced stock. The combination of potentially lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of the Company’s common shares.

     The Company’s board of directors believes that shareholder approval of a range of potential consolidation ratios (rather than a single consolidation ratio) provides the board of directors with maximum flexibility to achieve the desired results of the share consolidation. If the special resolution is approved, the consolidation will be implemented, if at all, only upon a determination by the Company’s board of directors that the consolidation is in the best interests of the Company and its shareholders at that time. In connection with any determination to implement a consolidation, the Company’s board of directors will set the timing for such a consolidation and select the specific ratio from within the range of ratios set forth in the special resolution. The board of directors’ selection of the specific ratio will be based primarily on the price level of the Company’s common shares at that time and the expected stability of that price level. Currently, the board of directors remains of the view that an initial post-consolidation common share price in the range of $10 to $20 per share would be an appropriate initial price level for the Company’s common shares. However, the board of directors may, in its sole discretion, select a ratio from within the range set forth in the special resolution that would be expected to result in an initial post-consolidation share price that is above or below this range. No further action on the part of shareholders will be required in order for the board of directors to implement the consolidation. If the Company’s board of directors does not implement the consolidation before April 15, 2004, the authority granted by the special resolution to implement the consolidation on these terms will lapse and be of no further force or effect. The special resolution will also authorize the board of directors to elect not to proceed with, and abandon, the consolidation at any time if it determines, in its sole discretion, to do so. The board of directors would exercise this right if it determined that the consolidation was no longer in the best interests of the Company and its shareholders. No further approval or action by or prior notice to shareholders will be required in order for the board of directors to abandon the consolidation.

Certain Risks Associated with the Share Consolidation

There can be no assurance that the total market capitalization of the Company’s common shares (the aggregate value of all common shares at the then market price) immediately after the proposed consolidation will be equal to or greater than the total market capitalization immediately before the proposed consolidation or that the per share market price of the Company’s common shares following the consolidation will remain higher than the per share market price immediately before the consolidation or equal or exceed the direct arithmetical result of the consolidation.

     There can be no assurance that any increase in the market price per common share of the Company resulting from the consolidation will be sustainable or that it will equal or exceed the direct arithmetical result of the consolidation (that is, from five to ten times the pre-consolidation price, depending on the ratio selected by the Company’s board of directors) since there are numerous factors and contingencies which would effect such price, including the status of the market for the common shares at the time, the Company’s reported results of operations in future periods, and general economic, geopolitical, stock market and industry conditions. For example, based on the closing price of the Company’s common shares on the NYSE on February 28, 2003 of $[•] per share, if the Company’s board of directors decided to implement the consolidation and select a consolidation ratio of one post-consolidation share for every five pre-consolidation shares, there can be no assurance that the post-consolidation market price of the Company’s common shares would be $[•] per share or greater.

     Accordingly, the total market capitalization of the Company’s common shares after the proposed consolidation may be lower than the total market capitalization before the proposed consolidation and, in the future, the market price of the Company’s common shares may not exceed or remain higher than the market price prior to the proposed consolidation.

If the consolidation is implemented, the resulting per share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors, and consequently, the trading liquidity of the Company’s common shares may not improve.

     While the Company’s board of directors believes that a higher share price may help generate investor interest in the Company’s common shares, there can be no assurance that the consolidation will result in a per share market price that will attract institutional investors or investment funds or that such price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common shares may not necessarily improve.

A decline in the market price of the Company’s common shares after the consolidation may result in a greater percentage decline than would occur in the absence of a consolidation, and the liquidity of the common shares could be adversely affected following such a consolidation.

     If the consolidation is implemented and the market price of the Company’s common shares declines, the percentage decline may be greater than would occur in the absence of the consolidation. The market price of the Company’s common shares will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of common shares outstanding. Furthermore, the liquidity of the Company’s common shares could be adversely affected by the reduced number of common shares that would be outstanding after the consolidation.

Principal Effects of the Share Consolidation

     If approved and implemented, the consolidation will occur simultaneously for all of the Company’s common shares and the consolidation ratio will be the same for all of such shares. The consolidation will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the consolidation would otherwise result in any shareholder owning a fractional share. As described below under “Effect on Fractional Shareholders”, registered shareholders otherwise entitled to fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-consolidation shareholders to the extent there are shareholders who otherwise would be entitled to receive less than one common share of the Company after the consolidation. In addition, the consolidation will not affect any shareholder’s proportionate voting rights (subject to the treatment of fractional shares). Each common share outstanding after the consolidation will be entitled to one vote and will be fully paid and non-assessable.

     The principal effects of the consolidation will be that:

•	the number of common shares of the Company issued and outstanding will be reduced from approximately [•] shares as of February 28, 2003 to between approximately [•] and [•] shares, depending on the ratio selected by the Company’s board of directors. The following table sets out the approximate percentage reduction in the number of outstanding common shares and the approximate number of common shares that would be outstanding as a result of a consolidation at the ratios indicated:

	Approximate	Approximate
	Percentage Reduction in	Number of Outstanding
Proposed	Number of Outstanding	Common Shares
Consolidation Ratio	Common Shares	(Post-Consolidation)*

1-for-5	80.0%	[•]
1-for-6	83.3%	[•]
1-for-7	85.7%	[•]
1-for-8	87.5%	[•]
1-for-9	88.9%	[•]
1-for-10	90.0%	[•]

*	Based on the number of common shares outstanding on February 28, 2003.

•	the exercise or conversion price and/or the number of common shares of the Company issuable under any of the Company’s outstanding convertible securities, forward purchase contracts, stock options, share units, rights and any other similar securities, will be proportionately adjusted upon the consolidation based on the consolidation ratio selected by the Company’s board of directors; and

•	the number of common shares reserved for issuance under the Nortel Networks Corporation 2000 Stock Option Plan and the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated will be reduced proportionately based on the consolidation ratio selected by the Company’s board of directors.

     In addition, the consolidation may result in some shareholders owning “odd lots” of less than 100 common shares of the Company on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “board lots” of even multiples of 100 shares.

Effect on Fractional Shareholders

     No fractional shares will be issued if, as a result of the consolidation, a registered shareholder would otherwise become entitled to a fractional share. Instead, the Company will pay to the registered shareholder, in cash, the value of any fractional share interest arising from the consolidation. The amount of the cash payment will be equal to the product obtained by multiplying the fraction by the average closing price of common shares of the Company (as adjusted to reflect the share consolidation) on the NYSE for the ten trading days immediately prior to the effective date of the consolidation. If such price or prices are not available, the fractional share payment will be based on such other price or prices as determined by the board of directors of the Company in its sole discretion. A shareholder whose latest address in the Company’s share register is in Canada will receive the Canadian dollar equivalent of any fractional share payment to which such shareholder is entitled. Such payment will be converted from United States dollars into Canadian dollars based upon the noon spot rate published by the Bank of Canada on the business day immediately prior to the effective date of the consolidation. No transaction costs will be assessed to shareholders for this conversion. Shareholders will not be entitled to receive interest for the period of time between the effective date of the consolidation and the date payment is made for their fractional shares.

     If you do not hold sufficient pre-consolidation common shares of the Company to receive at least one post-consolidation common share and you want to hold common shares after the consolidation, you may do so by taking either of the following actions far enough in advance so that it is completed before the consolidation is implemented:

(1)	purchase a sufficient number of common shares so that you hold at least an amount of common shares in your account prior to the implementation of the consolidation that would entitle you to receive at least one common share on a post-consolidation basis; or

(2)	if applicable, consolidate your accounts so that you hold at least an amount of common shares in one account prior to the consolidation that would entitle you to at least one common share on a post-consolidation basis. Common shares held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common shares held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when implementing the consolidation. Also, common shares held in registered form, but in separate accounts, by the same investor will not be aggregated when implementing the consolidation.

     After the consolidation, then current shareholders will have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest will not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments will reduce the number of post-consolidation shareholders to the extent that there are shareholders holding fewer than the number of pre-consolidation shares specified in the ratio selected by the Company’s board of directors at the time the consolidation is implemented. This, however, is not the purpose for which the Company is effecting the consolidation.

     To the extent permitted under applicable law, the right to receive payment of any amount in respect of a fractional share interest will expire on the sixth anniversary date of the effective date of the consolidation, and any amounts payable in respect of fractional share interests which remain unclaimed on such date will be forfeited to the Company.

Effect on Non-registered Shareholders

     Non-registered shareholders holding their common shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that will be put in place by the Company for registered shareholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional share interests. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Effect on Convertible Securities, Stock Options and Other Arrangements

     The exercise or conversion price and/or the number of common shares of the Company issuable under any outstanding convertible securities, including the Company’s 4.25% convertible senior notes due 2008, and under outstanding forward purchase contracts, stock options, share units, rights and any other similar securities will be proportionately adjusted upon the implementation of the consolidation, in accordance with the terms of such securities, based on the consolidation ratio selected by the Company’s board of directors.

Effect on Share Certificates

     If the proposed consolidation is approved by shareholders and implemented by the Company’s board of directors, registered shareholders will be required to exchange their share certificates representing pre-consolidation common shares for new share certificates representing post-consolidation common shares. Following the announcement by the Company of the consolidation ratio selected by the board of directors and the effective date of the consolidation, registered shareholders will be sent a transmittal letter from the Company’s transfer agent, Computershare Trust Company of Canada, as soon as practicable after the effective date of the consolidation. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-consolidation shares to the transfer agent. The transfer agent will forward to each registered shareholder who has sent the required documents a new share certificate representing the number of post-consolidation common shares to which the shareholder is entitled. Until surrendered, each share certificate representing pre-consolidation common shares of the Company will be deemed for all purposes to represent the number of whole post-consolidation common shares, and the right to receive a cash payment in lieu of any fractional shares (without interest), to which the holder is entitled as a result of the consolidation. If a registered shareholder is entitled to a payment in lieu of any fractional share, such payment will be made as described above under “Effect on Fractional Shareholders”.

     SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effect on Dividend Reinvestment Plan Participants

     Shareholders who hold common shares in the Nortel Networks Corporation Shareholder Dividend Reinvestment and Stock Purchase Plan (the “Plan”) (the operation of which was suspended in July 2001) hold such shares (including any existing fractional interests in common shares) in book-entry form. These shareholders will not have share certificates evidencing their ownership of common shares or any existing fractional interests therein held in the Plan. They are, however, provided with a statement of account reflecting the number of shares registered in their accounts.

     Shareholders holding registered common shares in book-entry form in the Plan do not need to take any action to receive their post-consolidation shares or their cash payment in lieu of any fractional share interest, if applicable. If such a shareholder is entitled to post-consolidation shares, a statement of account will automatically be sent to them by Computershare Trust Company of Canada, as the agent under the Plan, at their address of record indicating the number of common shares they hold. If such a shareholder is entitled to receive a payment in lieu of any fractional share interest, a cheque (payable in the relevant currency as described above under “Effect on Fractional Shareholders”) will be mailed to them at their address of record as soon as practicable after the implementation of the consolidation. By signing and cashing this cheque, such a shareholder will warrant that they owned the common shares for which the cash payment was received.

Effect on Other Shares Held in Book-Entry Form

     Certain shareholders own common shares in book-entry form pursuant to escrow, earnout and/or vesting arrangements in connection with such prior acquisitions as Alteon WebSystems, CoreTek, Inc., Promatory Communications, Inc., and Qtera Corporation. These shareholders will not have share certificates evidencing their ownership of such common shares as certain pre-conditions to distribution of such common shares have not been met.

     Shareholders owning common shares in book-entry form pursuant to the arrangements described above do not need to take any additional actions to exchange their pre-consolidation book-entry common shares, if any, for post-consolidation common shares. Upon the effective date of the consolidation, each then existing book-entry account will be adjusted to reflect the number of post-consolidation common shares to which the shareholder is entitled in accordance with the consolidation ratio selected by the board of directors. If such a shareholder is entitled to a distribution of such escrow, earnout and/or vested common shares after the effective date of the consolidation pursuant to the terms of the merger agreement entered into in connection with the applicable acquisition, the shareholder will receive a share certificate representing the number of post-consolidation common shares the shareholder is entitled to, in respect of the applicable distribution, pursuant to the terms of the applicable merger agreement. If a shareholder is entitled to a payment in lieu of a fractional share interest in connection with such a book-entry account, the cash payment will be held by Computershare Trust Company of Canada (pending release of the post-consolidation book-entry common shares in accordance with the terms of the applicable merger agreement) or immediately distributed in accordance with the terms of the applicable merger agreement.

Procedure for Implementing the Share Consolidation

     If the special resolution is approved by shareholders and the Company’s board of directors decides to implement the consolidation, the Company will promptly file articles of amendment with the Director under the Canada Business Corporations Act in the form prescribed by that Act to amend the Company’s restated articles of incorporation. The consolidation will become effective on the date shown in the certificate of amendment issued by the Director under the Canada Business Corporations Act or such other date indicated in the articles of amendment provided that, in any event, such date will be prior to April 15, 2004.

No Dissent Rights

     Under the Canada Business Corporations Act, shareholders do not have dissent and appraisal rights with respect to the proposed consolidation.

Certain Canadian Federal Income Tax Considerations

     The following is a summary of the principal Canadian federal income tax consequences generally applicable to a shareholder who, for purposes of the Income Tax Act (Canada), which we refer to as the Tax Act, at all relevant times, holds common shares of the Company as capital property and who is not affiliated with, and deals at arm’s length with, the Company. This summary does not apply to “financial institutions” (as defined for the purposes of “mark-to-market” rules in the Tax Act) or to non-resident insurers that carry on an insurance business in Canada and elsewhere. Such shareholders should consult their own tax advisors. This summary also does not address any tax considerations relevant to the acquisition, holding or disposition of common shares of the Company, other than those tax issues that are directly the consequence of the consolidation.

     This summary is based on the current provisions of the Tax Act, the regulations thereunder, which we refer to as the Regulations, and the current published administrative and assessing practices of the Canada Customs and Revenue Agency, which we refer to as the CCRA. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. This summary does not otherwise take into account or anticipate any changes to the Tax Act, the Regulations, or administrative and assessing practices relating to any of the foregoing, whether by legislative, governmental or judicial decision or action.

     This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any prospective holder. This summary does not take into account provincial, territorial or foreign tax considerations, which may vary from the Canadian federal income tax considerations described herein. Shareholders should consult their own tax advisors having regard to their particular circumstances.

     Under the current administrative policy of the CCRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes as a result of the consolidation of the Company’s common shares. Consequently, other than upon receipt by a shareholder of cash for a fraction of a share arising from the consolidation, the consolidation will not result in the realization of any income, gain or loss by a shareholder. In general, for a shareholder that holds common shares of the Company as capital property, the aggregate adjusted cost base of the common shares of the Company held by such shareholder immediately after the consolidation will be the same as the aggregate adjusted cost base of the common shares of the Company held by such shareholder immediately before the consolidation subject to the reduction resulting from the receipt of cash for fractional shares described below. Other shareholders should confirm with their own tax advisors the resulting cost to them of common shares held immediately after the consolidation.

     A shareholder who receives cash in lieu of a fraction of a share will be required to include any resulting gain or loss in the computation of the shareholder’s income in the normal fashion for the shareholder under the Tax Act. However, consistent with the administrative practice of the CCRA in analogous circumstances, if a shareholder holds common shares of the Company as capital property and receives cash in an amount not exceeding Cdn$200 in lieu of a fraction of a share on the consolidation, the shareholder may ignore the computation of any gain or loss on the partial disposition of the shareholder’s fractional interest and reduce the adjusted cost base of the common shares received on the consolidation by the amount of such cash.

Certain United States Federal Income Tax Considerations

     The following is a summary of certain United States federal income tax consequences of the consolidation to a beneficial owner of the Company’s common shares that is a citizen or resident of the United States, or a United States domestic corporation or that otherwise will be subject to United States federal income tax on a net basis in respect of the Company’s common shares (a “U.S. Holder”). This discussion is intended to provide only a general summary, and is not a complete analysis or description of all potential United States federal income tax consequences of the consolidation to U.S. Holders. In particular, this summary deals only with beneficial owners who hold common shares as capital assets and does not address the tax treatment of beneficial owners that may be subject to special tax rules, such as banks, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt entities, insurance companies and persons that hold common shares as a position in a “straddle” or a “conversion transaction.” This summary is based on the U.S. Internal Revenue Code (the “Code”), applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy circular and proxy statement, all of which may change, possibly with retroactive effect.

     Shareholders should consult their own tax advisors as to the tax consequences of the consolidation, including in particular, the effect of any foreign, state or local tax laws.

     No gain or loss will be recognized for United States federal income tax purposes by a U.S. Holder of common shares as a result of the consolidation, except to the extent of any cash received in lieu of a fractional share which will result in the recognition of capital gain or loss for United States federal income tax purposes, measured by the difference between the amount of cash received for the fractional share and the U.S. Holder’s tax basis in the fractional share.

     The aggregate tax basis of the common shares received by a U.S. Holder in the consolidation (including any fractional share deemed received) will be the same as the aggregate tax basis of the common shares surrendered by such U.S. Holder in the consolidation, and the holding period of the common shares received by a U.S. Holder in the consolidation will include the period that the U.S. Holder held the common shares exchanged therefor.

Vote Required and Recommendation of Board of Directors

     The text of the special resolution, which will be submitted to shareholders at the meeting, is set forth in Schedule A to this proxy circular and proxy statement. For the reasons indicated above, the board of directors and management of the Company believe that the proposed share consolidation is in the best interests of the Company and its shareholders and, accordingly, recommend that shareholders vote FOR the special resolution. The special resolution must be approved by not less than two-thirds of the votes cast by the holders of common shares present in person or represented by proxy at the meeting to be effective. The special resolution provides that the board of directors of the Company may revoke the special resolution before the issuance of the certificate of amendment by the Director under the Canada Business Corporations Act without the approval of shareholders.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY YOUR SHARES WILL BE VOTED FOR THE SPECIAL RESOLUTION RELATING TO THE CONSOLIDATION, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

RECONFIRMATION AND AMENDMENT OF SHAREHOLDER RIGHTS PLAN

     The Company was formed in connection with a Canadian court-approved plan of arrangement, which became effective May 1, 2000, involving the Company (which was then a newly formed corporation), Nortel Networks Limited and BCE Inc., the largest shareholder of Nortel Networks Limited at that time. As a result of the plan of arrangement, the Company acquired (and continues to hold) all of Nortel Networks Limited’s outstanding common shares in exchange for common shares of the Company, Nortel Networks Limited became a subsidiary of the Company and BCE Inc. spun-off to its shareholders substantially all of its shareholding in the Company. In anticipation of the arrangement becoming effective, the

Company adopted a shareholder rights plan by entering into a shareholder rights plan agreement dated as of March 13, 2000 with Montreal Trust Company of Canada as rights agent. The rights plan was approved by the holders of Nortel Networks Limited common shares on April 27, 2000.

     Under the terms of the rights plan, its continued existence must be reconfirmed by the “Independent Shareholders” (as defined in the plan) of the Company at the meeting as described under “Vote Required and Recommendation of Board of Directors” below. If not reconfirmed, the rights plan will expire at the close of business on the date of the meeting, unless earlier terminated. Rights plans adopted by Canadian public companies since 2000 show a continued evolution in the terms of the plans. In connection with submitting the rights plan to shareholders for reconfirmation, the Company’s board of directors has determined that it would be appropriate to make certain amendments to the plan to update it to, among other things, reflect this evolution. Accordingly, the Company has entered into an amended and restated shareholder rights plan agreement dated as of February 14, 2003 with Computershare Trust Company of Canada, as rights agent (pursuant to an Assignment of Agencies Agreement dated January 15, 2001, the rights and obligations of Montreal Trust Company of Canada under the rights plan were assigned to Computershare Trust Company of Canada). The amendments to be made to the original rights plan by the amended and restated rights plan agreement require the approval of the Independent Shareholders; accordingly, the amended and restated rights plan agreement will only become effective if the resolution submitted to the meeting in respect of the reconfirmation and amendment of the rights plan is approved.

Objectives of the Rights Plan

     The fundamental objectives of both the original rights plan and the amended and restated rights plan are to provide adequate time for the Company’s board of directors and shareholders to assess an unsolicited take-over bid for the Company, to provide the board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a bid is made, and to provide shareholders with an equal opportunity to participate in a bid. The rights plan encourages a potential acquiror to proceed either by way of a “Permitted Bid” (described below), which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Company’s board of directors. If a take-over bid fails to satisfy these minimum standards and the rights plan is not waived by the board of directors, the rights plan provides that holders of common shares, other than the acquiror, will be able to purchase additional common shares at a 50 percent discount to market price, thus exposing the person acquiring shares to substantial dilution of its holdings.

     As discussed below, the board of directors of the Company recommends the reconfirmation by shareholders of the rights plan as amended and restated by the amended and restated rights plan agreement. The board of directors believes that the protection to shareholders provided by the rights plan is important since the wide distribution of common shares of the Company may create opportunities for coercive or opportunistic take-over bids. The board of directors is not aware of any pending or threatened take-over bid for the Company.

     In recommending the continuation of the rights plan, the board of directors considered the existing legislative framework governing take-over bids in Canada. The board of directors believes such legislation raises the following concerns:

(a)	Time. Since the adoption of the original rights plan, Canadian securities legislation has been amended to extend the minimum period of time that a take-over bid must remain open for acceptance from 21 to 35 days. However, the board of directors is of the view that this extended minimum bid period still may not provide sufficient time to permit (i) shareholders to consider a take-over bid and make a reasoned and unhurried decision with respect to the take-over bid; or (ii) the board of directors to develop alternatives for maximizing shareholder value. The rights plan addresses these concerns by encouraging an offeror to negotiate with the board of directors to waive the rights plan or to proceed by way of a Permitted Bid which requires, among other things, that the bid be open for at least 60 days.

(b)	Pressure to Tender. A shareholder may feel compelled to tender to a bid which the shareholder considers to be inadequate out of a concern that failing to tender may result in the shareholder being left with illiquid or minority discounted shares in the Company. This is particularly so in the case of a partial bid for less than all of the common shares of the Company, where the bidder wishes to obtain a control position but does not wish to acquire all of the common shares. The rights plan provides a shareholder tender approval mechanism that is intended to ensure that a shareholder can separate the tender decision from the approval or disapproval of a particular take-over bid by requiring that a Permitted Bid remain open for acceptance for a further 10 business days following public announcement that more than 50 percent of the voting shares held by “Independent Shareholders” (described below) have been tendered to the bid and not withdrawn.

(c)	Unequal Treatment. While existing securities legislation has addressed many concerns relating to the unequal treatment of shareholders, there remains the possibility that control of a company may be acquired pursuant to private agreements in which a small group of shareholders disposes of shares at premiums to market price, which premiums are not shared with the other shareholders. In addition, a person may slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all shareholders. The rights plan addresses these concerns by applying to almost all acquisitions resulting in the acquiror beneficially holding 20 percent or more of the common shares of the Company.

     It is not the intention of the board of directors in recommending reconfirmation of the rights plan to secure the continuance of the directors or management of the Company, nor to avoid a bid for control of the Company. Through the Permitted Bid mechanism, shareholders could tender to a bid which meets the Permitted Bid criteria without triggering the rights plan, regardless of the acceptability of the bid to the board of directors.

     Furthermore, even in the context of a bid that does not meet the Permitted Bid criteria, the board of directors will be bound to consider any bid for common shares of the Company and consider whether to waive application of the rights plan in respect of the bid. In discharging that responsibility, the board of directors will be obligated to act honestly and in good faith with a view to the best interests of the Company. Further, Canadian securities regulators have concluded in their decisions relating to shareholder rights plans that generally the board of directors of a company confronted with an unsolicited take-over bid will not be permitted to maintain a shareholder rights plan indefinitely to prevent the successful completion of the bid, but only for so long as the board is actively seeking alternatives to the bid and there is a reasonable possibility that, given additional time, a value maximizing alternative will be developed. The Company’s rights plan does not preclude any shareholder from utilizing the proxy mechanism of the Canada Business Corporations Act, the Company’s governing corporate statute, to promote a change in the management or direction of the Company, and will have no effect on the rights of holders of the Company’s common shares to requisition a meeting of shareholders in accordance with the provisions of applicable legislation.

     In recent years, unsolicited bids have been made for a number of Canadian public companies, many of which had shareholder rights plans. The board of directors believes that this demonstrates that the existence of a shareholder rights plan does not prevent the making of an unsolicited bid. Further, in a number of these cases, a change of control ultimately occurred at a price in excess of the original bid price. There can be no assurance, however, that the Company’s rights plan would serve to bring about a similar result.

     The original rights plan has not interfered, and the amended and restated rights plan is not expected to interfere, with the day-to-day operations of the Company. The continuation of the existing outstanding rights and the issuance of additional rights in the future will not in any way alter the financial condition of the Company, impede its business plans, or alter its financial statements. In addition, the rights plan is initially not dilutive. However, if a “Flip-in Event” (described below) occurs and the rights separate from the common shares as described below, reported earnings per share and reported cash flow per share on a fully-diluted or non-diluted basis may be affected. In addition, holders of rights not exercising their rights after a Flip-in Event may suffer substantial dilution.

Terms of the Amended and Restated Shareholder Rights Plan

     The following is a summary of the principal terms of the amended and restated shareholder rights plan, which is qualified in its entirety by reference to the text of the amended and restated shareholder rights plan agreement. Any shareholder or interested party can obtain a complete copy of the amended and restated rights plan agreement by contacting the Corporate Secretary of the Company. A shareholder or interested party can also obtain from the Corporate Secretary upon request a blacklined copy of the amended and restated rights plan agreement that indicates the changes made to the original rights plan agreement.

Issuance of Rights

     One right has been issued by the Company in respect of each common share issued to date and one right will be issued in respect of each common share issued before the earlier of the “Separation Time” (as defined below) and the “Expiration Time” (as defined below). Each right permits the registered holder of the right to purchase from the Company one common share of the Company at an exercise price equal to three times the market price of a common share determined as at the Separation Time, subject to adjustment and certain “anti-dilution” provisions. If a “Flip-in Event” occurs (as described below), each right will be adjusted and entitle the registered holder to receive, upon payment of the exercise price, common shares of the Company having an aggregate market price equal to twice the exercise price.

Trading of Rights

     Until the Separation Time, the rights are represented by the common share certificates of the Company and are transferable only together with the common shares. From and after the Separation Time, separate certificates evidencing the rights, together with a disclosure statement prepared by the Company describing the rights, will be mailed to registered holders of common shares (other than an “Acquiring Person”, as defined below) as of the Separation Time. The rights may be transferred separately from the common shares after the Separation Time.

Separation Time

     The “Separation Time” is the close of business on the eighth trading day after the earlier of (i) the “Stock Acquisition Date”, which is the first date of public announcement or disclosure of facts indicating that a person has become an Acquiring Person; and (ii) the date of the commencement of, or first public announcement or disclosure of the intent of any person (other than the Company or any corporation controlled by the Company) to commence, a “Take-over Bid” (other than a “Permitted Bid” or a “Competing Permitted Bid”, as each such term is defined below). The Separation Time can be a later date as may from time to time be determined by the board of directors of the Company. A “Take-over Bid” is an offer to acquire common shares of the Company (or any other voting shares) or securities convertible into common shares or voting shares, where the shares subject to the offer, together with the securities “Beneficially Owned” (as defined below) by the person making the Take-over Bid constitute 20 percent or more of the then outstanding voting shares of the Company.

Acquiring Person

     In general, an “Acquiring Person” is a person who is the Beneficial Owner of 20 percent or more of the outstanding common shares of the Company and any securities in the share capital of the Company entitled to vote generally on the election of directors (which are together referred to as “voting shares”). Excluded from the definition of Acquiring Person are the Company and any corporation controlled by the Company, and any person who becomes the Beneficial Owner of 20 percent or more of the outstanding voting shares as a result of one or more, or any combination of, a “Voting Share Reduction”, a “Permitted Bid Acquisition”, an “Exempt Acquisition” and a “Pro Rata Acquisition”. In general:

(a)	a “Voting Share Reduction” means an acquisition, redemption or cancellation by the Company or a corporation controlled by the Company of voting shares;

(b)	a “Permitted Bid Acquisition” means an acquisition of voting shares through a Permitted Bid or a Competing Permitted Bid;

(c)	an “Exempt Acquisition” means a share acquisition in respect of which the board of directors of the Company has waived the application of the rights plan; and

(d)	a “Pro Rata Acquisition” means an acquisition of voting shares through a dividend reinvestment plan, share purchase plan, stock dividend, stock split, or other similar event. It also means the acquisition or exercise of share purchase rights distributed through a rights offering or a public or private distribution of voting shares by the Company, but only if the acquisition or exercise allows the person acquiring the voting shares to maintain its percentage holding of voting shares.

Beneficial Ownership

     In general, a person is deemed for purposes of the rights plan to “Beneficially Own” voting shares actually held by it and, in certain circumstances, voting shares held by others. Included as voting shares Beneficially Owned by a person are holdings by that person’s affiliates (generally, a person that controls, is controlled by, or is under common control with a body corporate) and associates (generally, spouses, people in conjugal relationships, children and other relatives that share the same residence). Also included are securities which the person or any of the person’s affiliates or associates has the right to acquire within 60 days (other than through customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities, and other than pledges of securities in the ordinary course of business).

     A person is also deemed to Beneficially Own any securities that are Beneficially Owned (as described above) by any other person with which the first person is acting jointly or in concert. A person is acting jointly or in concert with every person who is party to a formal or informal agreement, commitment or understanding with the first person to acquire or offer to acquire voting shares or securities convertible into voting shares.

     The definition of Beneficial Ownership contains several exclusions which provide that a person is not considered to Beneficially Own a security in certain circumstances. For example, there are exemptions from the deemed beneficial ownership provisions for institutional shareholders in certain circumstances. These exemptions (which are referred to together as the “institutional investor exemption”) apply to (i) a fund manager (a “Fund Manager”) that holds the relevant security in the ordinary course of its investment fund management business in the performance of its duties for the account of another person (a “Client”), including non-discretionary accounts held on behalf of a Client by a registered securities broker, dealer or broker-dealer; (ii) a licensed trust corporation (a “Trust Company”) acting as trustee or administrator or in similar capacity in relation to the estates of deceased or incompetent persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds the relevant security in the ordinary course of its duties for such accounts; (iii) the administrator or the trustee (a “Plan Administrator”) of one or more pension funds or plans (a “Plan”) registered under Canadian or United States law; (iv) a Plan; or (v) an agency (a “Crown Agent”) established by statute for purposes that include the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies. These exemptions only apply so long as the Fund Manager, Trust Company, Plan Administrator, Plan, or Crown Agent is not then making or has not then announced a current intention to make a Take-over Bid, other than through a distribution by the Company or by means of a Permitted Bid or a Competing Permitted Bid or through certain ordinary market transactions. If a person can no longer rely on the institutional investor exemption solely because that person makes or announces a current intention to make a Take-over Bid, that person will be considered to be an Acquiring Person 10 days after the first public announcement of the making of the Take-over Bid or the intention to make a Take-over Bid unless it has reduced its Beneficial Ownership of voting shares.

     In addition, a person will not be deemed to Beneficially Own a security because (i) the person is a Client of the same Fund Manager, an Estate Account or an Other Account of the same Trust Company, or Plan with the same Plan Administrator as another person or Plan on whose account the Fund Manager, Trust Company or Plan Administrator, as the case may be, holds such security; or (ii) the person is a Client of a Fund Manager, Estate Account, Other Account or Plan, and the security is owned by the Fund Manager, Trust Company or Plan Administrator, as the case may be.

     A person will not be deemed to Beneficially Own any security because the security has been agreed to be deposited to a “Lock-up Agreement” (as described below) until the earlier of the deposited security being taken up or paid for. In order to qualify as a “Lock-up Agreement”, the terms of the agreement must be publicly disclosed and the Lock-up Agreement must meet certain other requirements. The Lock-up Agreement:

(a)	must permit the person (the “Locked-up Person”) who has agreed to deposit its voting shares to the bid contemplated by the Lock-up Agreement (the “Lock-up Bid”) to withdraw its voting shares from the Lock-up Agreement and the Lock-up Bid in order to deposit them to another Take-over Bid or to support another transaction (prior to the voting shares being taken up and paid for under the Lock-up Bid):

	(i)	at a price per voting share that exceeds the price per voting share offered under the Lock-up Bid; or

	(ii)	for a number of voting shares that exceeds, by as much as or more than a number specified in the Lock-up Agreement, the number of voting shares offered to be purchased under the Lock-up Bid at a price per voting share that is not less than the price under the Lock-up Bid, provided that the amount specified in the agreement is not more than 7 percent of the number of shares to be purchased under the Lock-up Bid; or

	(iii)	at a price that exceeds, by as much as or more than an amount specified in the Lock-up Agreement, the price for each voting share offered in the Lock-up Bid, provided that the amount specified in the agreement is not more than 7 percent of the price under the Lock-up Bid;

the Lock-up Agreement may contain a right of first refusal or require a period of delay to give the person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or transaction or other similar limitation on a Locked-up Person’s right to withdraw voting shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw voting shares during the period of the other Take-over Bid or transaction; and

(b)	must not provide for “break-up” fees, “topping” fees, penalties, expenses or other amounts payable by the Locked-up Person that exceed in aggregate the greater of

	(i)	2 1/2 percent of the price or value of the total consideration payable under the Lock-up Bid to a Locked-up Person; and

	(ii)	50 percent of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-over Bid or transaction exceeds the price or value of the consideration that the Locked-up Person would have received under the Lock-up Bid.

Flip-in Event

     A “Flip-in Event” occurs when any person becomes an Acquiring Person. If, prior to the Expiration Time, a Flip-in Event that has not been waived by the board of directors of the Company occurs (see “Redemption, Waiver and Termination” below), each right (except for rights Beneficially Owned or which may become Beneficially Owned by an Acquiring Person, or an affiliate or associate of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or an affiliate or associate of such other person or a transferee of any such person, which rights will become null and void) shall represent the right to purchase from the Company that number of common shares of the Company having an aggregate market price on the date of the Flip-in Event equal to twice the exercise price, for the exercise price. For example, if the market price at the Separation Time (and at the time of the Flip-in Event) is $10.00, the holder of each right would be entitled upon the occurrence of a Flip-in Event to purchase six common shares for a total price of $30.00, or $5.00 per share (a discount of 50 percent from the market price).

Permitted Bid and Competing Permitted Bid

     A “Permitted Bid” is a Take-over Bid made by way of a take-over bid circular and which complies with the following additional provisions:

(a)	the Take-over Bid is made to all registered holders of voting shares;

(b)	voting shares may be deposited under the bid at any time between the date of the bid and the date voting shares are first taken up or paid for, and any voting shares deposited under the bid may be withdrawn until taken up and paid for; and

(c)	the Take-over Bid must be open for at least 60 days and more than 50 percent of the outstanding voting shares held by “Independent Shareholders” (described below) must be deposited under the bid and not withdrawn before any shares may be taken up and paid for and, if more than 50 percent of the voting shares are deposited and not withdrawn, an announcement of this fact must be made and the bid must remain open for a further 10 business day period.

     A “Competing Permitted Bid” is a Take-over Bid that is made after a Permitted Bid has been made but prior to its expiry, satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is not required to remain open for 60 days so long as it is open until the later of 35 days (or such longer minimum period of days that a Take-over Bid must remain open for acceptance under the Securities Act (Ontario)) after the date of the Competing Permitted Bid and the 60th day after the earliest date on which any other Permitted Bid or Competing Permitted Bid then in existence was made.

Redemption, Waiver and Termination

(a)	Redemption of Rights. The board of directors of the Company acting in good faith may, with prior shareholder approval, at any time prior to a Flip-in Event, elect to redeem all of the rights at a redemption price of Cdn$0.0001 per right, appropriately adjusted for anti-dilution.

(b)	Waiver of Inadvertent Acquisition. The board of directors acting in good faith will waive the application of the rights plan in respect of the occurrence of any Flip-in Event if (i) the board of directors has determined, following the Stock Acquisition Date and prior to the Separation Time, that a person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person, within 10 days after the determination by the board (or such later date as the board may determine), has reduced its Beneficial Ownership of voting shares so that the person is no longer an Acquiring Person. If the person remains an Acquiring Person at the close of business on the 10th day following the board’s determination (or the later date selected by the board), a further Stock Acquisition Date shall be deemed to have occurred on that date.

(c)	Permitted Bid and Certain Other Acquisitions. If a person acquires voting shares through a Permitted Bid, Competing Permitted Bid or an Exempt Acquisition referred to in (d) below, the board of directors will be deemed to have elected to redeem all of the rights at the redemption price.

(d)	Discretionary Waiver with Mandatory Waiver of Concurrent Bids. The board of directors acting in good faith may, prior to the occurrence of the Flip-in Event, waive the application of the rights plan to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a take-over bid circular to all registered holders of voting shares. However, if the board of directors waives the application of the rights plan for such a bid, the board of directors will be deemed to have waived the application of the rights plan in respect of any other Flip-in Event occurring by reason of any other Take-over Bid made by means of a take-over bid circular to all registered holders of voting shares prior to the expiry of a bid for which a waiver is, or is deemed to have been, granted.

(e)	Waiver With Shareholder Approval. The board of directors acting in good faith may, with prior shareholder approval, waive the application of the rights plan to a Flip-in Event that occurs by an acquisition of voting shares other than pursuant to a Take-over Bid made by means of a take-over bid circular to all registered holders of voting shares. If the board of directors proposes such a waiver, it must extend the Separation Time to a date after and not more than 10 business days following the meeting of shareholders held to approve the waiver.

(f)	Redemption of Rights on Withdrawal or Termination of Bid. Where a Take-over Bid that is not a Permitted Bid or Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time and prior to the occurrence of a Flip-in Event, the board of directors may elect to redeem all the outstanding rights at the redemption price and reissue rights to registered holders of voting shares immediately following the redemption. Upon the rights being redeemed and reissued, all the provisions of the rights plan will continue to apply as if the Separation Time had not occurred and rights certificates had not been mailed, and the Separation Time will be deemed not to have occurred.

     If the board of directors is deemed to have elected or elects to redeem the rights as described in paragraph (a) or (c) above, the ability to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. Within 10 days of any election or deemed election to redeem the rights, the Company will notify the holders of common shares or, after the Separation Time, the holders of the rights of the redemption.

Anti-Dilution Adjustments

     The exercise price of a right, the number and kind of securities subject to purchase upon exercise of a right, and/or the number of rights outstanding, will be adjusted in certain events (subject to the terms of the rights plan), including:

(a)	if there is a stock dividend (other than through any dividend reinvestment plan) on the common shares of the Company, or a subdivision or consolidation of the common shares, or an issuance of voting shares in respect of or in exchange for the common shares; or

(b)	if the Company fixes a record date for the distribution to all holders of common shares of certain rights or warrants to acquire common shares, or for the making of a distribution to all holders of common shares of evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in common shares) or other securities.

Supplements and Amendments

     The following changes to the rights plan may be made subject to subsequent ratification by the holders of the common shares of the Company (by a resolution passed by a majority of votes cast in respect of the resolution by Independent Shareholders) or, after the Separation Time, the holders of the rights (by a resolution passed by a majority of votes cast in respect of the resolution by holders of rights that have not become void as described under “Flip-in Event” above):

(a)	changes that the board of directors, acting in good faith, determines are necessary to maintain the validity of the rights plan and the rights as a result of any change in any applicable legislation, regulation or rules; and

(b)	changes to the rights plan in order to cure any clerical or typographical error.

     Subject to the above exceptions, any amendment, variation or deletion of or from the amended and restated rights plan and the rights made after the meeting will be subject to the prior approval of the holders of common shares of the Company (by a resolution passed by a majority of votes cast in respect of the resolution by Independent Shareholders), or, after the Separation Time, the holders of the rights (by a resolution passed by a majority of votes cast in respect of the resolution by holders of rights that have not become void as described under “Flip-in Event” above).

Expiration

     If the rights plan (as amended by the amended and restated rights plan agreement) is reconfirmed at the meeting, the rights plan will remain in force until the “Expiration Time”, being the earlier of the “Termination Time” (the time at which the right to exercise rights terminates pursuant to the rights plan) and the date of the annual meeting of shareholders of the Company to be held in 2006. If the rights plan is reconfirmed at the 2006 annual meeting, the rights plan will expire at the earlier of the Termination Time and the date of the 2009 annual meeting of shareholders of the Company.

Amendments to the Original Rights Plan

     The amended and restated shareholder rights plan agreement makes certain amendments to the original rights plan, including the following:

•	The definition of “Acquiring Person” has been modified to provide that a person who is no longer able to rely on the institutional investor exemption solely because they have made or announced a current intention to make a Take-over Bid will have 10 days after the first public announcement of the Take-over Bid or the intention to make a Take-over Bid before that person will become an Acquiring Person (which provides an opportunity for that person to reduce its holdings to avoid triggering the rights plan).

•	Institutional investors will be able to continue to rely on the institutional investor exemption even if they make or announce a current intention to make a Take-over Bid if the bid is made by ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of the institutional investor) executed through the facilities of a stock exchange or organized over-the-counter market. Under the original rights plan, the exemption would continue to be available for bids made by market transactions made “in the ordinary course of business” of the institutional investor (including pre-arranged trades entered into in the ordinary course of business of the institutional investor) executed through the facilities of a stock exchange or organized over-the-counter market.

•	The institutional investor exemption has been broadened to make it available to non-discretionary accounts held on behalf of a client by registered securities brokers, dealers or broker-dealers.

•	Plan Administrators, Crown Agents and Plans are no longer required to hold a security in the “ordinary course” of their activities in order to be able to rely on the institutional investor exemption in respect of that security.

•	The definition of “acting jointly or in concert” has been modified to provide that a person is acting jointly or in concert with those persons (“other parties”) it has entered into formal or informal agreements with to acquire or offer to acquire voting securities or convertible securities. Under the original rights plan, a person was also deemed to be acting jointly or in concert with those persons the other parties had entered into agreements with to acquire or offer to acquire voting securities or convertible securities.

•	The definition of “Affiliate” has been revised to provide that it refers to a person that directly or indirectly controls, or is controlled by, or is under common control with, a specified body corporate.

•	The definition of “Permitted Bid” has been revised to provide that, in order to qualify as a Permitted Bid, the bid must be made to all holders “of record” of voting shares. Similar revisions have been made to the waiver provisions of the rights plan to make it clear that the board of directors can waive application of the rights plan to a Take-over Bid made by take-over bid circular to all holders “of record” of voting shares.

•	Under the terms of the original rights plan, a Lock-up Agreement was required to provide that the Locked-up Person could withdraw its shares to tender them to another bid if the other bid represented an offer to purchase at least 7 percent more shares than were to be purchased under the Lock-up Bid. Under the amended and restated rights plan agreement, the parties to the Lock-up Agreement may select the number of shares in excess of the number of shares to be purchased under the Lock-up Bid at which the Locked-up Person can withdraw its shares, provided the number does not exceed 7 percent of the shares to be purchased under the Lock-up Bid. This provides greater flexibility to shareholders.

•	In order to qualify as a Lock-up Agreement under the terms of the original rights plan, if the Lock-up Agreement had been entered into after the subject Take-over Bid had been made, the terms of the Lock-up Agreement had to be publicly disclosed (and a copy of the Lock-up Agreement had to be made publicly available) no later than the date of the Lock-up Agreement. To qualify as a Lock-up Agreement in these circumstances under the amended and restated rights plan agreement, the Lock-up Agreement would have to be publicly disclosed (and a copy of the Lock-up Agreement made publicly available) forthwith following the entering into of the Lock-up Agreement and, in any event, no later than the first day after the date the Lock-up Agreement was entered into.

•	The definition of “Pro Rata Acquisition” has been revised to make clear that the acquisition or exercise of rights to purchase voting shares under a rights offering by the Company will only qualify as a Pro Rata Acquisition if the person acquiring or exercising the rights does not, as a result of that acquisition or exercise, acquire a greater percentage of voting shares represented by the rights being distributed than the percentage of voting shares Beneficially Owned by that person immediately before that acquisition or exercise.

     Other minor amendments have been made to the original rights plan. These amendments have been made to, among other things, reflect the fact that the original plan has been amended by the amended and restated agreement (for example, by referring to the amended and restated agreement in the legend required to appear on share certificates in respect of the rights plan). Other minor amendments made to the original rights plan include allowing for payments in connection with the exercise of rights to be made by wire transfer (in addition to by certified cheque, banker’s draft or money order). All changes to the original rights plan are indicated in the blacklined version of the amended and restated rights plan agreement which is available from the Corporate Secretary of the Company.

     As noted above, the amended and restated rights plan will expire at the annual meeting of shareholders to be held in 2006 (unless earlier terminated), unless it is reconfirmed by Independent Shareholders at that meeting, in which event it will expire at the annual meeting of shareholders to be held in 2009 (unless earlier terminated).

Vote Required and Recommendation of Board of Directors

     Under the terms of the original rights plan agreement, the continued existence of the Company’s rights plan must be reconfirmed by the “Independent Shareholders” at the meeting. Similarly, the amendments to be made to the original rights plan by the amended and restated rights plan agreement require the approval of Independent Shareholders. An “Independent Shareholder” is generally any holder of the Company’s common shares other than an Acquiring Person, certain related parties and employee benefit and similar plans of the Company, unless the beneficiaries of the plan direct the manner in which the shares are to be voted or direct whether the shares are to be tendered to a Take-over Bid. As of February 28, 2003, a total of [•] of the Company’s common shares held pursuant to employee benefit plans of the Company would not be considered to be held by “Independent Shareholders”. The Company is not aware of any other shareholder who would not be considered an “Independent Shareholder”.

     The text of the resolution which will be submitted to the shareholders at the meeting in respect of the reconfirmation and amendment of the rights plan is set forth in Schedule B to this proxy circular and proxy statement. For the reasons indicated above, the board of directors of the Company believes that the continuation of the Company’s shareholder rights plan as amended by the amended and restated rights plan agreement is in the best interests of the Company and its shareholders and, accordingly, recommends that shareholders vote FOR the resolution in respect of the reconfirmation and amendment of the rights plan. The resolution must be approved by a majority of the votes cast by Independent Shareholders voting on the resolution at the meeting in person or by proxy to be effective.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY YOUR SHARES WILL BE VOTED FOR THE RESOLUTION RELATING TO THE RECONFIRMATION AND AMENDMENT OF THE RIGHTS PLAN, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

     If the resolution relating to the reconfirmation and amendment of the rights plan is not approved at the meeting, the amended and restated rights plan agreement will not become effective, the original rights plan will terminate at the close of business on the day of the meeting and the board of directors will be deemed to have redeemed the rights issued under the original rights plan at Cdn$0.0001 per right.

SHAREHOLDER PROPOSALS

     Set forth in Schedule C to this proxy circular and proxy statement are three shareholder proposals that have been submitted for consideration at the Company’s annual and special meeting of shareholders and which the Company is legally required to include in this proxy circular and proxy statement. Any of the shareholder proposals submitted to a vote at the annual and special meeting will be approved if a majority of the votes cast by holders of common shares present in person or represented by proxy at the meeting in respect of such shareholder proposal are in favor of this action.

     We recommend that you vote AGAINST the approval of each of the three shareholder proposals set forth in Schedule C hereto.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY YOUR SHARES WILL BE VOTED AGAINST SHAREHOLDER PROPOSAL #1, SHAREHOLDER PROPOSAL #2, AND SHAREHOLDER PROPOSAL #3 SET FORTH IN SCHEDULE C HERETO, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

INFORMATION CONCERNING THE COMPANY

     You can obtain the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Company’s 2002 audited consolidated financial statements, and additional copies of this document on the Nortel Networks Corporation website at www.nortelnetworks.com; on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com; on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov; or by writing to or calling the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6, (905) 863-0000. This information is not incorporated by reference into this proxy circular and proxy statement.

DIRECTORS’ APPROVAL

     The contents and the sending of this proxy circular and proxy statement have been approved by the board of directors of the Company.

February [ • ], 2003
Deborah J. Noble Corporate Secretary Nortel Networks Corporation

Nortel Networks and the Nortel Networks Globemark
are trademarks of Nortel Networks Limited

EXHIBIT I

NORTEL NETWORKS CORPORATION

AUDIT COMMITTEE MANDATE

     Reporting to the Board of Directors, the Audit Committee shall be responsible for assisting in the Board of Directors’ oversight of the reliability and integrity of the accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management of the Corporation and its subsidiaries. The Audit Committee shall also have oversight responsibility for (i) the qualifications, independence and performance of the independent auditors, (ii) the establishment by management of an adequate system of internal controls and (iii) the maintenance by management of practices and processes to assure compliance with applicable laws.

     The Committee shall be composed of not less than three Directors of the Corporation, none of whom are officers or employees of the Corporation or any of its affiliates. In addition, the Committee composition, including the qualifications of its members, shall comply with the applicable requirements of stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or in force or amended from time to time. The Board of Directors will consider the appropriateness of the application of any applicable stock exchange guidelines or recommendations regarding the composition of the Committee.

     Regular meetings of the Committee may be held at such time or times as the Board of Directors, the Chairman of the Board, or the Committee Chairman may determine and special meetings of the Committee may be called by, or by the order of, the Chairman of the Board, the Committee Chairman, or any member of the Committee. In accordance with the Canada Business Corporations Act (the “Act”), the independent auditors may also call a meeting of the Committee. The independent auditors shall receive notice of every meeting of the Committee and the independent auditors are entitled to attend and participate in such meetings. The Committee Chairman, or an alternate Committee member, shall provide a report on each Committee meeting to the Board of Directors and minutes of Committee meetings shall be prepared and circulated to the Board of Directors.

     The Board of Directors, after consideration of the recommendation of the Committee, shall nominate the independent auditors for appointment by the shareholders of the Corporation in accordance with applicable law. The independent auditors are ultimately accountable to the Committee and the Board of Directors as representatives of shareholders.

     In carrying out its responsibilities, the Committee shall have the following specific oversight duties:

a)	review, at least annually, the performance of the independent auditors, and annually recommend to the Board of Directors, for approval by the shareholders, the appointment of the independent auditors of the Corporation in accordance with the Act;

b)	review, and engage in an active dialogue with the independent auditors on, the independent auditors’ written statement confirming their relationships with the Corporation and their independence from the Corporation, and either confirm to the Board of Directors that the independent auditors are independent in accordance with applicable regulations or recommend that the Board of Directors take appropriate action in response to the independent auditors’ written statement to enable the Board of Directors to satisfy itself of such independence;

c)	review and approve the terms of any annual audit engagement of the independent auditors, including the appropriateness of the proposed audit fees and monitor compliance with the process approved by the Committee with respect to the engagement of the independent auditors for any audit related services and advice with respect to taxation matters and the fees payable for such services (including any required approvals by the Committee of such engagements in accordance with the applicable requirements of stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or in force or amended from time to time); the Corporation having adopted a policy that the independent auditors would not be retained after April 25, 2002 to provide non-audit services, other than those described above;

d)	review and approve, at least annually, the overall scope of the independent auditors’ annual audit program and the internal audit annual program;

1

e)	periodically review the status and findings of the independent auditors’ audit program and the internal audit program, the significant financial risks and exposures of the Corporation and the adequacy of internal controls established by management and, where appropriate, make recommendations or reports thereon to the Board of Directors;

f)	receive and review reports and communications from the internal auditors and independent auditors and review management’s response and actions taken to remedy any identified weaknesses or deficiencies identified in such reports and communications, including any difficulties encountered in performing the audit;

g)	review significant changes in the accounting principles to be observed in the preparation of the accounts of the Corporation and its subsidiaries, or in their application, and in financial statement presentation;

h)	review and, following discussion with the independent auditors (following their review of the financial statements) and management, recommend to the Board of Directors, approval of audited annual consolidated financial statements of the Corporation and of its pension plans and such other financial statements of the Corporation required to be approved by the Board of Directors;

i)	review and monitor practices and procedures adopted by management to assure compliance with applicable laws, including reporting and disclosure requirements under applicable securities laws related to financial performance and material undertakings and activities of the Corporation and its subsidiaries, and, where appropriate, make recommendations or reports thereon to the Board of Directors;

j)	review with management for recommendation to the Joint Leadership Resources Committee, the appointment of the chief financial officer and other key financial executives involved in the financial reporting process;

k)	periodically, but not less than annually, and at any time in response to a specific request by management, the independent auditors, or the internal auditor, meet separately with management, the independent auditor, and/or the internal auditor, in a manner that facilitates separate independent communication with the Committee, with respect to such matters as the effectiveness of the system of internal controls established by management, the adequacy of the financial reporting process, the quality and integrity of the financial statements, the evaluation of the performance of the independent auditor and any other matter that may be appropriate;

l)	periodically and not less than annually, receive and review a report on the risk management and insurance programs in place in the Corporation and its subsidiaries and evaluate their appropriateness;

m)	review, with the independent auditor where appropriate, public disclosure documents containing material audited or unaudited financial information, including any earnings press releases, prospectuses, annual and quarterly reports on Form 10-K and Form 10-Q, financial statements, management’s discussion and analyses of financial condition and results of operations, and, where appropriate, make recommendations or reports thereon to the Board of Directors;

n)	prepare such reports of the Committee as may be required by any applicable securities regulatory authority to be included in the proxy statement or any other public disclosure document of the Corporation; and

o)	review the activities and business practices followed by senior management so as to assess compliance with appropriate Corporate Policies and the Code of Business Conduct and to address any deficiencies in such compliance.

     In discharging its duties and responsibilities, the Committee may direct that the independent auditors or internal auditors examine or consider a specific matter or area and report to the Committee on the findings of such examination. The Committee may direct the independent auditors or internal auditors to perform supplemental reviews or audits as the Committee deems desirable. The Committee may also conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors on the terms and conditions, including fees, as the Committee considers appropriate. The Committee may request any officer or employee of the Corporation or any of its affiliates or the legal advisors or independent auditors for the Corporation or any of its affiliates to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

     The Committee shall review and assess the adequacy of the Committee mandate annually, report to the Board of Directors on the results of such assessment, and recommend any proposed changes to the Board of Directors for approval.

2

The Committee shall also perform an annual evaluation of the performance of the Committee, and report to the Board of Directors on the results of such evaluation.

     While the Committee has the responsibilities and powers set forth in this mandate, it is not the duty of the Committee to plan or conduct audits, to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to design or implement an effective system of internal controls. Such matters are the responsibility of management, the internal auditors and the independent auditors, as the case may be. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with applicable accounting standards, laws and regulations and the Code of Business Conduct.

3

SCHEDULE A
SHARE CONSOLIDATION SPECIAL RESOLUTION

RESOLVED, as a special resolution, that:

A.	The Company is hereby authorized to amend its restated articles of incorporation to provide that:

1.	The authorized capital of the Company is altered by consolidating all of the issued and outstanding common shares of the Company without par value on the basis of a consolidation ratio to be selected by the Company’s board of directors, in its sole discretion, provided that (i) the ratio may be no smaller than one post-consolidation share for every five pre-consolidation shares and no larger than one post-consolidation share for every ten pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares;

2.	In the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and the Company shall pay to the registered shareholder a cash amount equal to the product obtained by multiplying the fraction by the average closing price of the common shares of the Company (as adjusted to reflect the share consolidation) on the New York Stock Exchange for the ten trading days immediately prior to the effective date of the consolidation or if such price or prices are not available the fractional share payment shall be based on such other price or prices as determined by the board of directors of the Company in its sole discretion. The Company shall pay to those shareholders whose latest address as shown in the records of the Company is in Canada, the Canadian dollar equivalent of any fractional share payment to which such shareholders are entitled, converting such payments from United States dollars into Canadian dollars based upon the noon spot rate published by the Bank of Canada on the business day immediately prior to the effective date of the share consolidation;

3.	To the extent permitted under applicable law, the right to receive payment of any amount in respect of a fractional share interest shall expire on the sixth anniversary date of the effective date of the consolidation, and any amounts payable in respect of fractional share interests which remain unclaimed on such date shall be forfeited to the Company; and

4.	The effective date of such consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Canada Business Corporations Act or such other date indicated in the articles of amendment provided that, in any event, such date shall be prior to April 15, 2004;

B.	Any officer or director of the Company is hereby authorized to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this special resolution, including, without limitation, the determination of the effective date of the consolidation and the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

C.	Notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution at any time before a certificate of amendment is issued by the Director.

A-1

SCHEDULE B
SHAREHOLDER RIGHTS PLAN RESOLUTION

RESOLVED, as an ordinary resolution, that:

A.	The continuation of the Company’s shareholder rights plan and its amendment and restatement as provided for in an amended and restated shareholder rights plan agreement dated as of February 14, 2003 is approved, ratified and confirmed; and

B.	Any officer of the Company is hereby authorized to execute and deliver for and on behalf of the Company all such documents and to do all such other acts as such officer may consider necessary or desirable to give effect to the foregoing.

B-1

SCHEDULE C
SHAREHOLDER PROPOSALS

The following three shareholder proposals have been submitted for consideration at the annual and special meeting of shareholders of the Company. As outlined below, the board of directors and management of the Company are recommending voting AGAINST each of the three shareholder proposals.

J. Robert (Bob) Verdun, of 153-B Wilfred Avenue, Kitchener, Ontario N2A 1X2, beneficial owner of 1,500 common shares of the Company, has submitted the following three proposals. These proposals and Mr. Verdun’s supporting comments are set out verbatim in italics below.

Shareholder Proposal #1: Stock options shall be phased out.

It shall henceforth be the policy of the Company to cease issuing stock options, and where possible the Company shall cancel or phase out existing stock options for senior executives, and any other significant insiders, including directors.

Shareholder’s Explanation:

Recent events have exposed the serious negative aspects of stock options. Accounting for the costs of stock options in the Company’s financial statements does not solve all of the problems, and raises concerns about how options are evaluated. If the purpose of incentive programs is to “align the interests” of senior executives and other insiders with those of the Shareholders, the result should be long-term ownership of the Company’s shares by the insiders. The Board of Directors has an obligation to establish incentive programs that are fair, reasonable, and transparent, and that ensure that the desired “alignment of interests” extends beyond the date on which any benefiting insider retires.

The board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:

Stock options continue to be an important element of the balanced compensation package required to attract and retain key talent in the telecommunications industry. The board of directors believes that an appropriate mix of base salary, short term incentives and long term equity incentives (including stock options) enables the alignment of total compensation for employees with the goal of increasing shareholder value. The Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated and the Nortel Networks Corporation 2000 Stock Option Plan were approved by shareholders and are designed to encourage participants to acquire a proprietary interest in the Company, to provide each participant with a significant incentive to further the growth and development of the Company, and to attract and retain individuals with experience and ability. Stock options only provide value to the holder if the price of the Company’s common shares has increased from the time of grant, and the Company has recently revised its stock option policies by increasing the vesting schedule for stock options from three years to four years. The Company will continue to evaluate its stock option program against market practices. Further, as discussed in this proxy circular and proxy statement under “Joint Board Compensation Committee Report on Executive Compensation of Nortel Networks Corporation and Nortel Networks Limited”, in the case of certain executive officers, the Company has made use of performance accelerated stock options which are designed to retain the recipients and motivate them to drive the Company’s performance and shareholder value. Removing stock options from the compensation portfolio would place the Company at a serious disadvantage relative to the companies with which it competes for talent.

In addition, the Company has taken a lead role among its industry peers and announced the adoption of fair value accounting for stock options, on a prospective basis for reporting under United States generally accepted accounting principles, effective January 1, 2003. As a result, all stock option grants made in 2003 and beyond will be expensed over the stock option vesting period based on the fair value thereof at the date the options are granted.

The Company has also adopted share ownership guidelines for executive officers, which increase with higher levels of compensation, in order to promote the alignment of the interests of shareholders and management. Long term equity incentives such as stock options and awards under the Nortel Networks Limited Restricted Stock Unit Plan provide a means for executive officers to increase their share ownership to comply with the guidelines over time.

The board of directors believes that stock options remain an important element of a balanced competitive compensation package for executive officers.

Shareholder Proposal #2: Executive compensation policies shall include penalties as well as incentives.

The Board of Directors shall formulate and adopt policies for the compensation of senior executives that provide a balance of incentives and penalties. To the extent that senior executives are rewarded for good performance, their overall compensation shall also be subject to proportionate reductions when the Company suffers poor performance under their leadership. The system of compensation shall be structured to ensure that senior executives cannot escape responsibility for negative consequences of their leadership by virtue of having resigned or retired prior to the revelation of problems.

Shareholder’s Explanation:

Shareholders have become increasingly concerned about the high levels of salary, bonus, stock incentives, and other compensation paid to senior executives. The stated justification for such high compensation is to reward the executives for good performance of the Company. However, to be fair to the Shareholders, all forms of executive compensation should be subject to substantial reductions when the executives’ actions result in poor performance of the Company.

The board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:

The Joint Leadership Resources Committee, which reports to the boards of directors of Nortel Networks Corporation and Nortel Networks Limited, oversees the executive compensation programs of both the Company and Nortel Networks Limited. The committee is composed entirely of non-employee directors, none of whom are currently officers of the Company or Nortel Networks Limited and all of whom are currently “unrelated” under the Toronto Stock Exchange’s Corporate Governance Guidelines.

The Company’s compensation philosophy is to competitively compensate executive officers for total performance and contribution. Consistent with that philosophy, as an executive officer’s scope of responsibility increases, a greater percentage of the individual’s total compensation is “at risk”, dependent on achieving financial and other corporate and individual performance factors. Short term incentives (cash bonuses) and long term incentives (stock options and restricted stock units) align executive compensation with the performance of the business and the interests of shareholders. For example, short term incentives were not paid in 2002 under the Company’s incentive plan, reflecting performance compared to corporate performance objectives and the overall performance of the business in 2002. For 2002, over 80 percent of the total targeted compensation of the president and chief executive officer was subject to stock performance or was performance-based, and 70 to 80 percent of the total targeted compensation for all other executive officers was subject to stock performance or was performance-based. Further details regarding the Company’s compensation philosophy and objectives may be found under “Joint Board Compensation Committee Report on Executive Compensation of Nortel Networks Corporation and Nortel Networks Limited” in this proxy circular and proxy statement.

Compared to a group of comparator companies from the telecommunications and technology sectors, actual total compensation for the named executive officers was near or below the 50th percentile. The board of directors believes that the Company’s compensation programs effectively reflect business and individual performance.

Shareholder Proposal #3: Set a reasonable threshold for nomination of Directors.

It shall be the policy of the Company to accept the nomination of a Shareholder to the Board of Directors upon receipt of a formal proposal signed by a minimum of 100 beneficial or registered Shareholders, each of whom owns a minimum of 1,000 shares, but they must represent total shareholdings of at least 1,000,000 voting shares of the Company (which means an average holding of at least 10,000 shares per Shareholder).

Shareholder’s Explanation:

The standard proposed here is high enough to demonstrate commitment and to avoid abuse, as it requires the support of owners of approximately C$3,000,000 worth of Company shares (as of Nov.28, 2002) and also requires the support of a significant number of individuals with more than a token investment. The final decision as to whether any individual is elected to the Board of Directors will, of course, continue to rest with the Shareholders in total, voting in person or by proxy at the annual meeting.

The board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:

The board of directors believes that it is in the best interest of shareholders that the Company has a board of directors comprised of individuals with the appropriate skills and expertise to fulfill the responsibilities of directors, and who represent the interests of all shareholders on an equal basis. Accordingly, the board of directors has appointed a committee on directors, comprised entirely of non-management directors, which is responsible for recommending the optimal size of the board of directors and the new candidates for election or appointment to the board of directors. In identifying candidates, the committee seeks to select individuals who by virtue of their particular skills, areas of expertise, professional and personal backgrounds, and geographic location are best able to contribute to the direction of the business and affairs of the Company. The board of directors also recognizes the interest of shareholders in the nominees presented for election as directors of the Company and, for this reason, the committee on directors is also charged with the consideration of nominations of persons recommended by shareholders of the Company.

The Company’s governing statute, the Canada Business Corporations Act, provides several procedures by which shareholders may propose nominations for election as directors. Under the Act, shareholders holding not less than five percent of the shares of the Company may propose nominations for the election of directors for inclusion in the Company’s proxy circular. Alternatively, a shareholder, regardless of the number of shares held, may nominate an individual for election as a director at a shareholders’ meeting or may solicit shareholder proxies in support of nominees for the election of directors using the proxy solicitation procedures contained in the Act. As at February 28, 2003, the Company had more than [  •  ] billion common shares outstanding which were held by more than [  •  ] million beneficial shareholders. The shareholder proposal sets a low level of share ownership under which holders of less than [  •  ] percent of the Company’s outstanding common shares (as at February 28, 2003) would be entitled to have their director nominees submitted to the shareholders in the Company’s proxy circular and proxy statement, regardless of their skills and expertise and regardless of whether they represent the legitimate interests of shareholders as a whole or those of short-term speculators or special interest groups.

The board of directors believes that the applicable legal procedures under the Act, together with the corporate governance procedures adopted by the board of directors for considering shareholder nominees, are fair and reasonable, and result in the election of skilled and experienced directors representing the interests of all shareholders. For these reasons, the board of directors believes that this proposal is not in the best interests of the Company’s shareholders.

**PRELIMINARY COPY**

NORTEL NETWORKS™

Computershare

Computershare Trust Company of Canada
9th Floor, 100 University Avenue
Toronto Ontario M5J 2Y1
Telephone 416-981-9500
1-800-834-9814
Facsimile 416-263-9524
1-866-249-7775

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class CCC

Holder Account Number

C1234567890 XXX

Use a pen. Print in CAPITAL letters inside the grey areas as shown in this example.

ABC 123 X X

This proxy is solicited by the board of directors and the management of Nortel Networks Corporation for use at the Annual and Special Meeting of Shareholders to be held at the Ottawa Congress Centre, Congress Hall - 3rd Level, 55 promenade du Colonel By Drive, Ottawa, Ontario on Thursday, April 24, 2003, at 10:00 a.m. (local time), or any postponements or adjournments of the meeting.

Notes to Proxy

1. **You may appoint a different person or company (with appropriate documentation), who need not be a shareholder, to attend and act on your behalf at the Annual and Special Meeting of Shareholders of Nortel Networks Corporation. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). The common shares represented by this form of proxy may be voted or withheld/abstained from voting in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the meeting.**

2. If the common shares represented by this form of proxy are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered owners should sign this form of proxy. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this form of proxy with signing capacity stated.

3. This form of proxy should be signed in the exact manner as the name appears above.

4. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to you.

5. **The common shares represented by this form of proxy will be voted or withheld/abstained from voting as you direct; however, if you do not direct your vote in respect of any matter, this form of proxy will be voted as recommended by management in respect of such matter.**

VOTE USING THE INTERNET OR BY FACSIMILE 24 HOURS A DAY, 7 DAYS A WEEK!

Voting by mail or by facsimile are the only voting methods for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail, by facsimile or by Internet are the only voting methods by which a holder may appoint a person as proxy other than the nominees named on the reverse of this form of proxy.
View Documents Electronically. You can enrol to view future shareholder communications electronically after you vote using the Internet. Even if you don't vote online, you can still enrol by following the instructions below.

To Vote Using the Internet

- Go to the following web site: www.computershare.com/ca/proxy
- Enter your Holder Account Number and Proxy Access Number and follow the instructions on the screen.

To Receive Documents Electronically

- You can enrol to view future shareholder communications electronically after you vote using the Internet. If you **don't** vote online, you can still enrol for electronic delivery at: www.computershare.com/ca/consent

To Vote by Fax

- Complete, sign and date the reverse hereof.
- Fax to 1-866-249-7775 for calls within Canada and the U.S. There is **NO CHARGE** for this call.
- Fax to 416-263-9524 for calls outside Canada and the U.S.

If you choose to vote using the Internet or by facsimile, do not mail back this form of proxy.

HOLDER ACCOUNT NUMBER C1234567890 **PROXY ACCESS NUMBER 12345**

THANK YOU

000MSF

MR SAM SAMPLE

C1234567890

XXX CCC

This Form of Proxy is solicited by and on behalf of the board of directors and management.

Appointment of Proxy

I/We being shareholder(s) of Nortel Networks Corporation hereby appoint(s): Lynton R. Wilson, or failing him Frank A. Dunn, or failing him Deborah J. Noble

OR

Print the name of the person you are appointing as your proxyholder if this person is someone other than Lynton R. Wilson, Frank A. Dunn or Deborah J. Noble.

as my/our proxy with full power of substitution and to vote or withhold/abstain from voting in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and in his/her discretion on all other matters that may come before the Annual and Special Meeting of Shareholders of Nortel Networks Corporation.

1. Election of Directors - The board of directors recommends that you vote **FOR** the following nominees proposed by management:

Nominee	For	Withhold / Abstain
01. The Hon. James J. Blanchard	☐	☐
02. Robert E. Brown	☐	☐
03. John E. Cleghorn	☐	☐
04. Frank A. Dunn	☐	☐
05. L. Yves Fortier	☐	☐
06. Robert A. Ingram	☐	☐
07. William A. Owens	☐	☐
08. Guylaine Saucier	☐	☐
09. Sherwood H. Smith, Jr.	☐	☐
10. Lynton R. Wilson	☐	☐

2. Appointment of Independent Auditors

For ☐ Withhold / Abstain ☐

3. Consolidation of Share Capital

For ☐ Against ☐ Withhold / Abstain ☐

4. Reconfirmation and Amendment of Shareholder Rights Plan

For ☐ Against ☐ Withhold / Abstain ☐

Shareholder Proposals

	For	Against	Withhold / Abstain
5. Shareholder Proposal No. 1	☐	☐	☐
6. Shareholder Proposal No. 2	☐	☐	☐
7. Shareholder Proposal No. 3	☐	☐	☐

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any form of proxy previously given with respect to the meeting. **If no voting preferences are indicated above, this form of proxy will be voted as recommended by management.**

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Quarterly Financial Statements Request

You may choose to access these reports at www.nortelnetworks.com. Under applicable securities laws, you may elect annually to have your name added to Nortel Networks Corporation's interim financial statements supplemental mailing list by marking this box. ☐

Mark this box if you plan on attending the meeting. ☐

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